Exhibit 10.65

Execution Copy

ELDORADO RESORTS LLC

ELDORADO CAPITAL CORP.

AND EACH OF THE GUARANTORS PARTY HERETO

$180,000,000

8.625% SENIOR SECURED NOTES DUE 2019

INDENTURE

Dated as of June 1, 2011

U.S. Bank National Association

as Trustee

and

Capital One, N.A.

as Collateral Trustee

		Page

Section 13.10	Counterpart Originals.	109
Section 13.11	Table of Contents, Headings, etc.	109
Section 13.12	Waiver of Jury Trial.	109
Section 13.13	Force Majeure.	110

EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTEES

INDENTURE dated as of June 1, 2011 among Eldorado Resorts LLC, a Nevada limited liability company (“Eldorado”), and Eldorado Capital Corp. (“Eldorado Capital” and together with Eldorado, the “Issuers”), a Nevada corporation, the Guarantors (as defined), U.S. Bank National Association, as trustee and Capital One, N.A., as collateral trustee.

The Issuers, the Guarantors, the Trustee and the Collateral Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 8.625% Senior Secured Notes due 2019 (the “Notes”):

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Secured Parties” means, as to any matter at any time:

(1) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of, either the holders of, or the Priority Lien Representatives representing the holders of, in each case, more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; provided, however, that if at any time prior to the Discharge of Priority Lien Obligations the only remaining Priority Lien Obligations are Hedging Obligations, then the term “Act of Required Secured Parties” will mean the holders of a majority of the aggregate “settlement amount” (or similar term) as defined in (and as calculated pursuant to the terms of) the Hedge Agreements (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount, if any, then due and payable by the Issuers or any grantor party to the Collateral Trust Agreement (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements; provided further, that any Hedge Agreement with a “settlement amount” (or similar term) or termination payment that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Secured Parties”; and

(2) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of either the holders of, or the Parity Lien Representatives representing the holders of, in each case, Parity Lien Debt representing the Required Parity Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, Eldorado or any Affiliate of Eldorado will be deemed not to be outstanding, and (b) votes will be determined in accordance with Section 7.2 of the Collateral Trust Agreement.

“Additional Notes” means additional notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at June 15, 2015 (such redemption price being set forth in the table appearing in Section 3.07 hereof), plus (ii) all required interest payments due on the Note through June 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by Eldorado or any of Eldorado’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Eldorado and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance of Equity Interests by any of Eldorado’s Restricted Subsidiaries or the sale by Eldorado or any of Eldorado’s Restricted Subsidiaries of Equity Interests in any of Eldorado’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(2) a transfer of assets constituting Collateral between or among the Issuers and the Guarantors;

(3) a transfer of assets that are not Collateral between or among Eldorado and its Restricted Subsidiaries;

(4) an issuance of Equity Interests by a Restricted Subsidiary of Eldorado to Eldorado or to a Restricted Subsidiary of Eldorado;

(5) the sale, lease or other transfer of inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of Eldorado, no longer economically practicable to maintain or useful in the conduct of the business of Eldorado and its Restricted Subsidiaries taken as a whole);

(6) licenses and sublicenses by Eldorado or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(7) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(8) the granting of Liens not prohibited by Section 4.12 hereof;

(9) the sale or other disposition of cash or Cash Equivalents;

(10) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(11) any exchange of property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business; and

(12) the donation or other disposition of the Red River Entertainment District to the City of Shreveport, Caddo Parish or any government instrumentality related thereto.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Code” means Title 11 of the United States Code.

“Bank Product Obligations” means all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of the Issuers or any Guarantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any person, in each case which are designated by Eldorado to the Collateral Trustee and each Priority Lien Representative as Bank Product Obligations by written notice in accordance with the Collateral Trust Agreement.

“Bank Product Provider” means any Person to whom Bank Product Obligations are owing.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the board of managers of such limited liability company or any committee thereof duly authorized to act on behalf of such board or the managing member or members or any controlling committee of managing members thereof, as applicable; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would, at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) money market deposits, certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Casualty Event” means, with respect to any asset, any (1) loss, destruction or damage to such asset, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such asset or confiscation of such asset or the requisition of such asset or the requisition of the use of such asset or (3) settlement in lieu of clause (2) above; provided that, notwithstanding the foregoing, any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million will not be deemed to be a Casualty Event.

“Casualty Event Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Eldorado or any of its Restricted Subsidiaries in respect of any Casualty Event (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in respect of any Casualty Event but excluding any business interruption or delay in completion insurance proceeds), net of (i) the direct costs relating to such Casualty Event, including, without limitation, legal, accounting and appraisal fees, insurance adjuster fees and any relocation expenses incurred as a result of the Casualty Event, (ii) taxes or Tax Distributions paid or payable as a result of the Casualty Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Casualty Event and (iv) any reserve for adjustment or indemnification obligations in respect of the value of such asset or assets established in accordance with GAAP.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Eldorado and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than a Principal or a Related Party of a Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of Eldorado;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person”) (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Eldorado, measured by voting power rather than number of shares;

(4) Eldorado consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Eldorado, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Eldorado or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Eldorado outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction);

(5) the first day on which a majority of the members of the Board of Directors of Eldorado are not Continuing Directors;

(6) the first day on which Eldorado Holdco ceases to own 100% of the outstanding Equity Interests of Eldorado; or

(7) the first day on which Eldorado Capital ceases to be a wholly-owned subsidiary of Eldorado.

“Class” means (1) in the case of Parity Lien Obligations, every Series of Parity Lien Debt and all other Parity Lien Obligations, taken together, and (2) in the case of Priority Lien Obligations, every Series of Priority Lien Debt and all other Priority Lien Obligations taken together.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in any jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

“Collateral” means all properties and assets at any time owned or acquired by the Issuers and any Guarantor except:

(1) Excluded Assets;

(2) any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 4.1 of the Collateral Trust Agreement; and

(3) any properties and assets that no longer secure the Notes or any Obligations in respect thereof pursuant to Section 4.4 of the Collateral Trust Agreement.

“Collateral Account” shall mean any account established by the Collateral Trustee.

“Collateral Trust Agreement” means that certain collateral trust agreement, dated the date of this Indenture, among Eldorado, Eldorado Capital, Eldorado Holdco, the Guarantors, the Trustee, Capital One, N.A., as the collateral trustee and Bank of America, N.A., as administrative agent under the Credit Agreement, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.

“Collateral Trustee” means Capital One, N.A., in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes (including, if such Person is a pass-through entity for tax purposes, any provision for distributions relating to taxes) based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) the Transaction Costs for such period, to the extent that such Transaction Costs were deducted in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(6) preopening expenses paid or accrued during such period; plus

(7) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties, including Affiliates, in any non-Wholly Owned Restricted Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; minus

(8) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period,

(1) on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided, that:

(A) all extraordinary gains (or losses) and all gains (or losses) realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(B) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included in an aggregate amount equal to the amount of cash and the Fair Market Value of Property actually distributed during such period to the specified Person or a Restricted Subsidiary of the specified Person;

(C) the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(D) the cumulative effect of a change in accounting principles will be excluded;

(E) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations in accordance with GAAP will be excluded; and

(F) non-cash items classified as non-recurring will be excluded; less

(2) if such person is a Pass-through entity for tax purposes, any provision for distribution relating to taxes.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Eldorado who:

(1) was a member of such Board of Directors on the date of this Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of the Principals or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to Eldorado.

“Credit Agreement” means that certain Credit Agreement, dated on or about the date of this Indenture, by and among Eldorado, the several lenders from time to time party thereto and Bank of America, N.A., as administrative agent, providing for up to $15.0 million of revolving credit borrowings and up to $15.0 million of term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Agreement Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the Credit Agreement, together with its successors in such capacity.

“Credit Facility,” or “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors)in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2) with respect to each Series of Priority Lien Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt of such series (other than any undrawn letters of credit) or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Secured Debt Documents for such Series of Secured Debt;

(3) with respect to any undrawn letters of credit constituting Priority Lien Debt, either (x) discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt or (y) the issuer of each such letter of credit has notified the Collateral Trustee in writing that alternative arrangements satisfactory to such issuer and to the holders of the related Series of Secured Debt that has reimbursement obligations with respect thereto have been made; and

(4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time);

provided, however, that if, at any time after the Discharge of Priority Lien Obligations has occurred, Eldorado thereafter enters into any Priority Lien Document evidencing a Priority Lien Debt which incurrence is not prohibited by all applicable Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of the Collateral Trust Agreement with respect to such new Priority Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which Eldorado designates such Indebtedness as Priority Lien Debt in accordance with the Collateral Trust Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of the Collateral Trust Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in the Collateral Trust Agreement and any Parity Lien Obligations shall be deemed to have been at all times Parity Lien Obligations and at no time Priority Lien Obligations.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Eldorado to repurchase such Capital Stock upon the occurrence of a Change of Control, an Asset Sale or an event of loss will not constitute Disqualified Stock if the terms of such Capital Stock provide that Eldorado may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Eldorado and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. Disqualified Stock shall not include any shares of Capital Stock, which, after the issuance thereof, becomes subject to mandatory redemption due to the actions or requirements of any Gaming Authority, to the extent that such issuance was made in compliance with applicable laws and, at the time of such issuance, such Capital Stock did not constitute Disqualified Stock.

“Domestic Subsidiary” means any Restricted Subsidiary of Eldorado (a) that was formed under the laws of the United States or any state of the United States or the District of Columbia and does not constitute an Immaterial Subsidiary or (b) that (i) directly or indirectly, guarantees, or pledges any property or assets to secure, any Indebtedness of Eldorado or any Guarantor or (ii) owns any assets that constitute Collateral.

“Eldorado Holdco” means Eldorado Holdco LLC, the immediate parent company of Eldorado.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as among holders of Secured Obligations within the same Class, that such Liens or proceeds:

(1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter

(2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of Eldorado by Eldorado (other than Disqualified Stock and other than to a Subsidiary of Eldorado) or (2) of Equity Interests of a direct or indirect parent entity of Eldorado (other than to Eldorado or a Subsidiary of Eldorado) to the extent that the net proceeds therefrom are contributed to the equity capital of Eldorado.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (a) any license, permit, or authorization issued by any of the Gaming Authorities or any other governmental authority or any other Collateral, but solely to the extent a security interest in such license, permit, authorization, or other Collateral is prohibited under Gaming Laws or other applicable law, or under the terms of any such license, permit, or authorization, or which would require a finding of suitability or other similar approval or procedure by any of the Gaming Authorities or any other governmental authority prior to being pledged, hypothecated, or given as collateral security (in each case, to the extent such finding or approval has not been obtained) (whether the Excluded Collateral is held by the Eldorado, or any grantor, or any trustee or conservator appointed by state or local officials or any other person or entity, whether it be governmental, judicially appointed or private), provided that the Proceeds of any such license, permit or authorization shall constitute Collateral except to the extent prohibited by any applicable law, rule or regulation or the terms of any such license, permit or authorization, (b) any lease, license, contract or agreement that is pursuant to mandatory provisions of applicable law, prohibited from being pledged as security (unless such applicable law would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions)); provided that, with respect to this clause, upon the termination of such prohibitions for any reason whatsoever or in the event such prohibitions are or become unenforceable under applicable law, such foregoing property shall automatically become Collateral hereunder; provided further, that upon request of the Collateral Trustee, each grantor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Collateral Trustee in such grantor’s rights under such lease, license, contract or agreement; and provided further that the foregoing exclusions shall not include any Proceeds of any such excluded Collateral; (c) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (d) any Equity Interests in and of a Subsidiary of a CFC and any Equity Interests in excess of 65% of the Equity Interests in and of any Subsidiary that is either (1) a First Tier Controlled Foreign Corporation or (2) a Foreign Subsidiary Holding Company; (e) any Equity Interests in the Eldorado Limited Liability Company owned by Eldorado; (f) any motor vehicles subject to a certificate of title; or (g) any Equity Interests in Tamarack owned by the Eldorado; or (h) the aircraft (including without limitation, any aircraft, helicopters or any interest therein) owned, leased or otherwise operated by any Grantor.

“Existing Indebtedness” means all Indebtedness of Eldorado and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Eldorado (unless otherwise provided in this Indenture).

“First Tier Controlled Foreign Corporation” means any CFC directly owned by Eldorado or by a Domestic Subsidiary.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases, or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance, or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date ,or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Eldorado (other than Disqualified Stock) or to Eldorado or a Restricted Subsidiary of Eldorado, times (b) a fraction, the numerator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary that is (i) a direct parent of one or more Foreign Subsidiaries that are CFCs and holds, directly or indirectly, no other assets other than Equity Interests of such Foreign Subsidiaries and other de minimis assets related thereto, or (ii) an entity treated as disregarded for United States federal income tax purposes that owns more than 65% of the Voting Stock of a Subsidiary (x) described in clause (i) of this definition or (y) that is a CFC.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

“Gaming Authorities” means, in any jurisdiction in which Eldorado or any of its Restricted Subsidiaries manages or conducts any racing, riverboat and/or casino gaming operations or activities, the applicable gaming board, commission or other governmental authority responsible for interpreting, administering and enforcing the Gaming Laws including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Louisiana Gaming Control Board and/or the Louisiana State Racing Commission.

“Gaming Facilities” means the gaming facilities located in (i) Louisiana, currently named “Eldorado Shreveport Hotel and Casino” and (ii) Nevada, currently named “Eldorado Hotel and Casino.”

“Gaming Laws” means all laws, rules, regulations, orders, resolutions and other enactments applicable to racing, riverboat and/or casino gaming operations or activities, as in effect from time to time, including the policies, interpretations and administration thereof by any Gaming Authorities, including the Nevada Gaming Control Act (NRS 463.010, et. seq.), the Louisiana Gaming Control Law and/or the Louisiana Pari-mutuel Live Racing Facility Economic Redevelopment Gaming Control Act, in each case, together with any rules or regulations promulgated thereunder or related thereto.

“Gaming License” means any licenses, waivers, exemptions, findings, permits, franchises or other authorizations from any Gaming Authority or other Governmental Authority required at any time to own, lease, operate or otherwise conduct the gaming business of Eldorado and/or any of its Restricted Subsidiaries, including all licenses granted under Gaming Laws or any other applicable Law.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(d)(3) hereof.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of Eldorado that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedge Agreement” means any Interest Rate Agreement; provided that the counterparty thereto has delivered a joinder to the Collateral Trust Agreement and the other requirements of the Collateral Trust Agreement have been complied with. As used herein, “Hedge Agreement” shall include any Interest Rate Agreement constituting a “master agreement” and any related Swap Transaction; provided, however, that a joinder to the Collateral Trust Agreement shall only be required once for each master agreement and shall not be required for each individual Swap Transaction thereunder.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Hedge Agreement.

“Hedge Provider” means the counterparty to Eldorado or any Affiliate of Eldorado under any Hedge Agreement.

“Holder” means a Person in whose name a Note is registered.

“Immaterial Subsidiary” means any Restricted Subsidiary that that is designated by Eldorado as an “Immaterial Subsidiary” if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (i) total assets at such time not exceeding 2% of Eldorado’s consolidated assets as of the last day of the most recently ended fiscal quarter for which internal financial statements are available and (ii) total revenues and operating income not exceeding 2% of Eldorado’s consolidated revenues and operating income, in each case, as of the most recently ended fiscal quarter for which internal financial statements are available; provided that such Restricted Subsidiary will be deemed to be an Immaterial Subsidiary only to the extent that, and for so long as, all of the above requirements are satisfied.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or trade payables and other accrued liabilities arising in the ordinary course of business); or

(6) representing any Hedging Obligations or Bank Product Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations, as amended from time to time, to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Capital One Southcoast, Inc.

“Initial Notes” means the first $180,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Insolvency or LiquidationPproceeding” means:

(1) any case commenced by or against any Issuer or any other grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Eldorado or any other grantor, any receivership or assignment for the benefit of creditors relating to Eldorado or any other grantor or any similar case or proceeding relative to Eldorado or any other grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Eldorado or any other grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of Eldorado or any other grantor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Eldorado or any of its Affiliates against fluctuations in interest rates and is not for speculative purposes.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment Accounts” shall mean the Collateral Account, Securities Accounts (as defined in the Code), Commodity Accounts (as defined in the Code) and Deposit Accounts (as defined in the Code).

“Investment Related Property” means (i) all “investment property” (as such term is defined in Article 9 of the Code) and (ii) all of the following (regardless of whether classified as investment property under the Code): all Pledged Equity Interests, Pledged Debt, all Investment Accounts and certificates of deposit.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Eldorado or any Restricted Subsidiary of Eldorado sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Eldorado such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Eldorado, Eldorado will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Eldorado’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by Eldorado or any Restricted Subsidiary of Eldorado of a Person that holds an Investment in a third Person will be deemed to be an Investment by Eldorado or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or return of capital, as the case may be, but without giving effect to subsequent changes in value.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, or any lien purportedly securing any of the Priority Lien Obligations or Parity Lien Obligations, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative:

(a) that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Issuers or any grantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c) consenting to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement and the other Security Documents;

(2) as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in this Indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative:

(a) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuers or any grantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the collateral trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

(c) consenting to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement and the other Security Documents.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means deeds of trust, trust deeds, deeds to secure debt, mortgages, ship mortgages, leasehold mortgages and leasehold deeds of trust, for the benefit of the Collateral Trustee and pertaining to or covering the Gaming Facilities and/or the real property upon which such Gaming Facilities are located.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Eldorado or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) taxes or Tax Distributions paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and (iv) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness as to which neither Eldorado nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means the Indenture, the Notes, the Note Guarantees and the Security Documents.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes, and the notation thereof executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of a petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any debtor under such documentation, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

“Offering Memorandum” means the final Offering Memorandum related to the Notes offered hereby.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of Eldorado by an Officer of Eldorado.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03 hereof. The counsel may be an employee of or counsel to Eldorado, any Subsidiary of Eldorado or the Trustee.

“Parity Lien” means a Lien granted or purported to be granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Issuers or any grantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the Notes issued on the date of this Indenture and the Note Guarantees thereof;

(2) any other Indebtedness of Eldorado and guarantees thereof by the Guarantors (including Additional Notes issued under this Indenture or under one or more additional indentures, or any borrowings under Credit Facilities (other than the Credit Agreement)), other than Hedging Obligations, that is secured by a Parity Lien and that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a) such Indebtedness was incurred pursuant to Section 4.09(b)(4) or 4.09(b)(12) hereof;

(b) the net proceeds are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire Priority Lien Debt or other Parity Lien Debt; or

(c) on the date of incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, the Parity Secured Leverage Ratio would not be greater than 4.0 to 1.0;

provided that, in the case of any Indebtedness referred to in this clause (2):

(a) on or before the date on which such Indebtedness is incurred by Eldorado or one of its Restricted Subsidiaries, such Indebtedness is designated by Eldorado as “Parity Lien Debt” for the purposes of the Secured Debt Documents and the Collateral Trust Agreement pursuant to the procedures set forth therein; provided that no Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt; and

(b) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Additional Notes or such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (b) will be conclusively established if Eldorado delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, the Note Documents and any credit agreement or other agreement governing each other Series of Parity Lien Debt and the Security Documents related thereto (other than any Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means, (1) the Trustee, in the case of the Notes, and (2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Parity Secured Leverage Ratio” means, on any date, the ratio of:

(1) the sum, without duplication, of (a) the aggregate principal amount of Priority Lien Debt outstanding on such date plus (b) the aggregate principal amount of Parity Lien Debt (including the Notes) outstanding on such date plus (c) the aggregate principal amount of Indebtedness outstanding on such date pursuant to Section 4.09(b)(4) hereof and secured with a Lien plus (d) the aggregate principal amount of Indebtedness outstanding on such date pursuant to Section 4.09(b)(12) hereof and secured with a Lien plus (e) the maximum amount of additional Indebtedness permitted to be incurred on such date (notwithstanding the fact that such Indebtedness is not outstanding on such date) pursuant to Sections 4.09(b)(1), 4.09(b)(4) and 4.09(b)(12) hereof plus (f) the aggregate amounts outstanding on such date under any Existing Indebtedness or under any Permitted Refinancing Indebtedness related thereto, in each case to the extent such Indebtedness is secured by Liens, to:

(2) the aggregate amount of Eldorado’s Consolidated EBITDA for the most recently ended fiscal period for which internal financial statements are available.

In addition, for purposes of calculating the Parity Secured Leverage Ratio:

(1) letters of credit which have not been fully cash collateralized will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn, letters of credit which have been fully cash collateralized will be deemed to have a principal amount of zero and all Hedging Obligations will be valued at zero;

(2) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the applicable reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Parity Secured Leverage Ratio is made (the “Parity Secured Leverage Calculation Date”) will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the applicable reference period;

(3) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Parity Secured Leverage Calculation Date will be excluded;

(4) any Person that is a Restricted Subsidiary on the Parity Secured Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such period;

(5) any Person that is not a Restricted Subsidiary on the Parity Secured Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such period;

(6) if, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary of Eldorado or was merged with or into Eldorado or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed of any operation, or classified as operation as discontinued, in any case, that would have required adjustment pursuant to this definition, then Parity Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposition or classification of such operation as discontinued had occurred at the beginning of the applicable period; and

(7) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Parity Secured Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Parity Secured Leverage Calculation Date in excess of 12 months).

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which Eldorado and its Restricted Subsidiaries are engaged on the date of this Indenture, including any gaming business and other business or activity that is incidental, related or complementary thereto, including without limitation any related hotel, hospitality, food, beverage, entertainment or transportation activities.

“Permitted C-Corp. Reorganization” means a transaction resulting in Eldorado or any of its Restricted Subsidiaries becoming a subchapter “C” corporation under the Code; provided that in connection with such transaction:

(1) the subchapter “C” corporation resulting from such transaction is a corporation organized and existing under the laws of any state of the United States or the District of Columbia and the Beneficial Owners of the Equity Interests of the subchapter “C” corporation will be the same, and will be in the same percentages, as the Beneficial Owners of Equity Interests of the applicable entity immediately prior to such transaction;

(2) the subchapter “C” corporation resulting from such transaction assumes in writing all of the obligations, if any, of the applicable entity under (a) this Indenture, the Notes, the Note Guarantees by the Guarantors and the Security Documents and (b) all other documents and instruments to which such Person is a party (other than, in the case of clause (a) only, any documents and instruments that, individually or in the aggregate, are not material to the subchapter “C” corporation);

(3) the Trustee is given not less than 15 days’ advance written notice of such transaction and evidence satisfactory to the Trustee (including, without limitation, title insurance and a satisfactory Opinion of Counsel) regarding the maintenance of the perfection and priority of liens granted, or intended to be granted, in favor of the Collateral Trustee in the Collateral following such transaction;

(4) such transaction would not cause or result in a Default or an Event of Default;

(5) such transaction would not result in the loss or suspension or material impairment of any Gaming Licenses, unless a comparable Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(6) Eldorado or the applicable Restricted Subsidiary will have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) neither Issuer, nor any Restricted Subsidiaries, nor any Guarantor nor any of the Holders of the Notes will recognize income, gain or loss for the U.S. federal or state income tax purposes as a result of such Permitted C-Corp. Reorganization and (b) the Holders of the Notes will be subject to U.S. federal and state income tax on the same amounts, in the same manner and at the same times as would have been the case if such Permitted C-Corp. Reorganization had not occurred; and

(7) Eldorado will have delivered to the Trustee a certificate of the chief financial officer of Eldorado that the conditions in clauses (1) through (6) have been satisfied.

“Permitted Investments” means:

(1) any Investment in Eldorado or in a Restricted Subsidiary of Eldorado;

(2) any Investment in Cash Equivalents;

(3) any Investment by Eldorado or any Restricted Subsidiary of Eldorado in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Eldorado; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Eldorado or a Restricted Subsidiary of Eldorado;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Eldorado;

(6) receivables owing to Eldorado or its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including without limitation credit extended to customers;

(7) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of Eldorado or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes;

(8) Investments represented by Hedging Obligations;

(9) loans or advances to employees made in the ordinary course of business of Eldorado or any Restricted Subsidiary of Eldorado in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

(10) repurchases of the Notes;

(11) any guarantee of Indebtedness permitted to be incurred by Section 4.09 hereof other than a guarantee of Indebtedness of an Affiliate of Eldorado that is not a Restricted Subsidiary of Eldorado;

(12) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

(13) Investments acquired after the date of this Indenture as a result of the acquisition by Eldorado or any Restricted Subsidiary of Eldorado of another Person, including by way of a merger, amalgamation or consolidation with or into Eldorado or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(14) Investments resulting from the acquisition of a Restricted Subsidiary that was otherwise permitted by this Indenture, which Investments were held by such Restricted Subsidiary at the time of such acquisition and were not acquired in contemplation of such acquisition; and

(15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $5.0 million.

“Permitted Liens” means:

(1) Priority Liens securing (a) Priority Lien Debt in an aggregate principal amount (as of the date of incurrence of any Priority Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom and with letters of credit issued under any Priority Lien Documents being deemed to have a principal amount equal to the face amount thereof), not exceeding the Priority Lien Cap, and (b) all other Priority Lien Obligations;

(2) Parity Liens securing (a) the Notes and the Note Guarantees, (b) any additional Parity Lien Debt that was permitted to be incurred and secured pursuant to the terms of this Indenture (including the definition of Parity Lien Debt) and (c) all other Parity Lien Obligations;

(3) Liens in favor of Eldorado or the Guarantors;

(4) Liens on property or assets (including Capital Stock) existing at the time of acquisition of the property or assets by Eldorado or any Restricted Subsidiary of Eldorado; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of this Indenture;

(8) Liens for taxes, assessments or governmental charges, levies or claims that are not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements, encroachments, subdivisions or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture (other than Priority Lien Debt); provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(14) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(15) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(17) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) grants of software and other technology licenses in the ordinary course of business;

(19) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20) other Liens incidental to the conduct of the business of Eldorado and its Subsidiaries or the ownership of their Properties which were not created in connection with the incurrence of Indebtedness and do not in the aggregate materially detract from the value of such Properties or materially impair the use thereof, including leases, subleases, licenses and sublicenses;

(21) Liens securing obligations to the trustee pursuant to the compensation and indemnity provisions of this Indenture;

(22) pledges or deposits made in connection with any letter of intent or purchase agreement; and

(23) Liens to secure Indebtedness permitted by Section 4.09(b)(12) hereof.

“Permitted Prior Liens” means:

(1) Liens described in clauses (1), (4), (6), (7) and (16) of the definition of “Permitted Liens”; and

(2) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.

“Permitted Refinancing Indebtedness” means any Indebtedness of Eldorado or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Eldorado or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is unsecured or secured by a Lien junior to the Lien securing the Notes, such Permitted Refinancing Indebtedness is unsecured or secured by a Lien junior to the Lien securing the Notes;

provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness of a Subsidiary of Eldorado that is not a Guarantor that refinances debt of an Issuer or a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledged Debt” means all indebtedness for borrowed money owed to such grantor, whether or not evidenced by any instrument, including, without limitation, all indebtedness described on Exhibit E to the Priority Lien Security Agreement, dated as of June 1, 2011, among the guarantors party thereto and the Collateral Trustee (the “Priority Lien Security Agreement”), under the heading “Pledged Debt” (as such exhibit may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” means shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose Equity Interests are included as Pledged Equity Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Exhibit E to the Priority Lien Security Agreement, among the guarantors party thereto and the Collateral Trustee, under the heading “Pledged LLC Interests” (as such exhibit may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company including all of grantor’s aggregate rights in any limited liability company and each series thereof howsoever characterized or arising, including, without limitation, (i) the right to a share of the profits and losses of the limited liability company, (ii) the right to receive distributions from the limited liability company, and (iii) the right to vote and participate in the management of the limited liability company.

“Pledged Partnership Interests” means all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Exhibit E to the Priority Lien Security Agreement, among the guarantors party thereto and the Collateral Trustee, under the heading “Pledged Partnership Interests” (as such exhibit may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” shall mean all shares of capital stock owned by such grantor, including, without limitation, all shares of capital stock described on Exhibit E to the Priority Lien Security Agreement, among the guarantors party thereto and the Collateral Trustee, under the heading “Pledged Stock” (as such exhibit may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the Code; and (ii) shall include all dividends, payments or distributions made with respect to any Investment Related Property and whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary (in each case, regardless of whether characterized as proceeds under the Code).

“Principals” means (a) Donald L. Carano, Gene R. Carano, Gregg R. Carano, Gary L. Carano, Cindy L. Carano and Glenn T. Carano, (b) Raymond. J. Poncia, Cathy L. Poncia Vigen, Linda R. Poncia Ybarra, Michelle L. Poncia Saunton and Tammy R. Poncia, (c) Newport Global Opportunities Fund, L.P. and NGA Voteco, LLC, (d) their respective spouses, (e) their respective descendants and any member of their respective immediate families, including in each case stepchildren and family members by adoption, (f) their heirs at law and their estates and the beneficiaries thereof, (g) any charitable foundation created by any of them, and (h) any trust, corporation, limited liability company, partnership or other entity, the beneficiaries, stockholders, members, general partners, owners or Persons Beneficially Owning a majority of the interests of which consist of any one or more of the Persons referred to in the immediately preceding clauses (a) through (g).

“Priority Lien” means a Lien granted or purported to be granted by a Security Document to the Collateral Trustee, at any time, upon any property of an Issuer or any grantor to secure Priority Lien Obligations.

“Priority Lien Cap” means, as of any date, the principal amount of Indebtedness that constitutes Priority Lien Debt outstanding under the Credit Agreement and/or the Indebtedness outstanding under any other Credit Facility, in an aggregate principal amount not to exceed the greater of:

(1) the sum of (a) Indebtedness permitted to be incurred on such date (whether or not any such Indebtedness is actually outstanding on such date) under Section 4.09(b)(1) hereof and (b) Indebtedness permitted to be incurred on such date (whether or not any such Indebtedness is actually outstanding on such date) under Section 4.09(b)(4) hereof; and

(2) an amount of Indebtedness that, on the date of incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, would not cause the Priority Secured Leverage Ratio to be greater than 1.50 to 1.0, as of such date.

In addition, for purposes of calculating the Priority Lien Cap, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn and all Hedging Obligations will be valued at zero.

“Priority Lien Debt” means

(1) Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of Eldorado incurred from time to time under the Credit Agreement and the guarantees thereof by the Guarantors; and

(2) additional Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of Eldorado under any other Credit Facility and guarantees thereof by the Guarantors that is secured equally and ratably with the Indebtedness described in clause (1) of this definition by Liens on the Collateral that were permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:

(a) on or before the date on which such Indebtedness is incurred by an Issuer or a Guarantor, such Indebtedness is designated by Eldorado as “Priority Lien Debt” for the purposes of the Secured Debt Documents and the Collateral Trust Agreement pursuant to the procedures set forth in the Collateral Trust Agreement; provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt; and

(b) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (b) will be conclusively established if Eldorado delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Indebtedness is “Priority Lien Debt”).

“Priority Lien Documents” means the Credit Agreement and any additional indenture, credit facility or other agreement pursuant to which any Priority Lien Debt is incurred and the Security Documents related thereto (other than any Security Documents that do not secure Priority Lien Obligations).

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt, together with all Hedging Obligations and Bank Product Obligations.

“Priority Lien Representative” means (1) the Credit Agreement Agent or (2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt and who has executed a joinder to the Collateral Trust Agreement.

“Priority Secured Leverage Ratio” means, on any date, the ratio of:

(1) the sum, without duplication, of (a) the aggregate principal amount of Priority Lien Debt outstanding on such date plus (b) the aggregate principal amount of Indebtedness outstanding on such date pursuant to Section 4.09(b)(4) hereof and secured with a Lien plus (c) the maximum amount of additional Indebtedness permitted to be incurred and secured by Priority Liens on such date (whether or not any such Indebtedness is actually outstanding on such date) pursuant to Sections 4.09(b)(1) and 4.09(b)(4) hereof plus (d) the aggregate amounts outstanding on such date under any Existing Indebtedness or under any Permitted Refinancing Indebtedness related thereto, in each case to the extent such Indebtedness is secured by Liens, to:

(2) the aggregate amount of Eldorado’s Consolidated EBITDA for the most recently ended fiscal period for which internal financial statements are available.

In addition, for purposes of calculating the Priority Secured Leverage Ratio:

(1) letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn and all Hedging Obligations will be valued at zero;

(2) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the applicable reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Priority Secured Leverage Ratio is made (the “Priority Secured Leverage Calculation Date”) will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the applicable reference period;

(3) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Priority Secured Leverage Calculation Date will be excluded;

(4) any Person that is a Restricted Subsidiary on the Priority Secured Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such period;

(5) any Person that is not a Restricted Subsidiary on the Priority Secured Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such period;

(6) if, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary of Eldorado or was merged with or into Eldorado or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed of any operation, or classified as operation as discontinued, in any case, that would have required adjustment pursuant to this definition, then the Priority Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposition or classification of such operation as discontinued had occurred at the beginning of the applicable period; and

(7) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Priority Secured Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Priority Secured Leverage Calculation Date in excess of 12 months).

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Property” means, with respect to any Person, any interest of such Person in any land, property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of Eldorado other than (1) Disqualified Stock; and (2) Equity Interests sold in an Equity Offering prior to the third anniversary of the date of this Indenture that are eligible to be used to support an optional redemption of Notes pursuant to Section 3.07 hereof.

“Red River Entertainment District” means the 22,000 square foot retail space located on the south side of the Texas Street Bridge and a 15,000 square foot portion of the approximately 522,000 square foot building/parking garage located on the north side of the Texas Street Bridge, in Shreveport, Louisiana.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Party” means:

(1) any controlling stockholder, majority owned Subsidiary, or immediate family member, including, without limitation, present, former and future spouses, sons-in-law and daughters-in-law (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Required Parity Lien Debtholders” means, at any time, the holders of more than 50% of the sum of:

(1) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(2) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt.

For purposes of this definition, (a) Parity Lien Debt registered in the name of, or beneficially owned by, Eldorado or any Affiliate of Eldorado will be deemed not to be outstanding, and (b) votes will be determined in accordance with Section 7.2 of the Collateral Trust Agreement.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who shall have direct responsibility for the administration of this Indenture at the Corporate Trust Office, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“Sale Proceeds” means (i) the proceeds from the sale of either of the Issuers or one or more of the Guarantors as a going concern or from the sale of either of the Gaming Facilities as a going concern, (ii) the proceeds from another sale or disposition of any assets of the Issuers or the Guarantors that includes any Gaming License, or benefits from any Gaming License or where the assets sold have the benefit of any Gaming License, or (iii) any other economic value (whether in the form of cash or otherwise) received or distributed that is associated with the Gaming Licenses.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means Parity Lien Debt and Priority Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents and the Parity Lien Documents.

“Secured Debt Representative” means each Parity Lien Representative and each Priority Lien Representative.

“Secured Obligations” means Parity Lien Obligations and Priority Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Collateral Trust Agreement, each joinder to the Collateral Trust Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by Eldorado or any other grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described above under Section 7.1 of the Collateral Trust Agreement.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means Indebtedness under the Credit Agreement and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.

“Series of Secured Debt” means, severally, each Series of Parity Lien Debt and each Series of Priority Lien Debt.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Silver Legacy Joint Venture” means Circus and Eldorado Joint Venture, a Nevada general partnership.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tamarack” means Tamarack Crossing LLC, a Nevada limited liability company.

“Tax Distribution” means a distribution in respect of taxes to equity owners of Eldorado pursuant to Section 4.07(b)(10) hereof.

“Trademark” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/as, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Exhibit B to the Priority Lien Security Agreement, among the guarantors party thereto and the Collateral Trustee), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records relating to the distribution of products and services in connection with which any of such marks are used.

“Transaction Costs” mean (a) to the extent such expenses have not been capitalized, all legal fees and expenses, post-closing fees, accounting fees, loan amendment fees, financial advisory fees, and out of pocket expenses incurred by Eldorado directly in connection with and attributable to any existing or future financing, including without limitation the incurrence of or any refinancing of the Notes and the Credit Agreement and (b) to the extent not otherwise excluded from the definition of Consolidated EBITDA, any non-cash or nonrecurring charges associated with any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming, prepaying, repurchasing or retiring any Indebtedness.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2015; provided, however, that if the period from the redemption date to June 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of Eldorado (other than Eldorado Capital) that is designated by the Board of Directors of Eldorado as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is a Person with respect to which neither Eldorado nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3) such Subsidiary does not own Capital Stock or Indebtedness of or hold any Lien on any Property of Eldorado or any Subsidiary of Eldorado that is not a Subsidiary of the Subsidiary so designated.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Event of Loss Offer”	3.11
“Excess Loss Proceeds”	3.11
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.10
“Offer Period”	3.10
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Purchase Date”	3.10
“Registrar”	2.03
“Restricted Payments”	4.07

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act or the Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors, the Trustee and the Collateral Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(c) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.06 hereof.

(d) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as Custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(2) an Officer’s Certificate from Eldorado.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S

Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(3) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for each Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order signed by an Officer of each Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of each Issuer.

Section 2.03 Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. An Issuer or any of their respective Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) will have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary or the Issuers specifically request such exchange.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, subject to Section 2.06(a), the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, subject to Section 2.06(a), upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S

Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, subject to Section 2.06(a), only if the Registrar receives the following:

(i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(3), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof and this Section 2.06(c)(3), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, subject to Section 2.06(a) and upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to Eldorado or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above and the Regulation S Global Note.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(1), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Restricted Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT: (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (a) (i) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (ii) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (iv) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUEST), (b) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE

DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on the Schedule of Exchanges of Interests in such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on the Schedule of Exchanges of Interests in such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers and Guarantors will execute and the Trustee will authenticate Global Notes, Note Guarantees and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.10, 3.11, 4.10, 4.15 and 9.04 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers and Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) Neither the Trustee nor the Registrar shall have any duty to monitor the Issuers’ compliance with or have any responsibility with respect to the Issuers’ compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and the Guarantors and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by an Issuer or a Subsidiary of an Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its standard procedures (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of all canceled Notes will be delivered to the Issuers upon request. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If either Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers

The Issuers in issuing the Notes may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice with respect to the Notes provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice (including any notice of redemption or exchange) and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice or notice of redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)	the clause of this Indenture pursuant to which the redemption shall occur;

(2)	the redemption date;

(3)	the principal amount of Notes to be redeemed; and

(4)	the redemption price (or manner of calculation if not then known).

If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate or by lot in any case subject to the rules and procedures of the applicable Depositary) unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Sections 3.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price (or manner of calculation if not then known);

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless either Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee will give the notice of redemption in each Issuer’s name and at its expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph along with a copy of the redemption notice to be delivered to the Holders.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to June 15, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by Eldorado or a contribution to Eldorado’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by Eldorado’s direct or indirect parent; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by Eldorado and Eldorado’s subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

(b) In addition, not more than once during each twelve-month period ending on June 15 of 2012, 2013 and 2014, the Issuers may redeem up to $18.0 million in principal amount of the Notes in each such twelve-month period, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date).

(c) At any time prior to June 15, 2015, the Issuers, at their option, may on one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant payment date.

(d) Except pursuant to the three preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to June 15, 2015.

(e) On or after June 15, 2015, the Issuers may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date):

Year	Percentage
2015	104.313%
2016	102.156%
2017 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Gaming Redemption

Each holder, by accepting a Note, shall be deemed to have agreed that, if any Gaming Authority requires that a person who is a holder or the beneficial owner of Notes be registered, licensed, qualified or found suitable under applicable Gaming Laws, such Holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability in accordance with such Gaming Laws. If such Person fails to apply or become registered, licensed or qualified or is found unsuitable, the Issuers shall have the right, at their option:

(a) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Issuers’ election or such earlier date as may be requested or prescribed by such Gaming Authority; or

(b) to redeem such Notes, upon not less than 30 days’ notice (or such earlier date as may be requested or prescribed by such Gaming Authority), at a redemption price equal to;

(1) the lesser of:

(A) the Person’s cost for such Notes, plus accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability or failure to comply; and

(B) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability or failure to comply; or

(2) such other amount as may be required by applicable law or order of the Gaming Authority.

(c) Eldorado shall notify the Trustee in writing of any such disqualified holder status or redemption as soon as practicable. The Issuers shall not be responsible for any costs or expenses any Holder or beneficial owner may incur in connection with its registration, application for a license, qualification or a finding of suitability, or any renewal or continuation of the foregoing or compliance with any other requirement of a Gaming Authority. Those costs and expenses will be the obligations of the Holder or beneficial owner, as applicable.

Section 3.09 Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.10 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders (with a copy to the Trustee) and all Holders of other Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of Asset Sales or Casualty Events. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the

“Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Parity Lien Debt (on a pro rata basis based on the principal amount of Notes and such other Parity Lien Debt surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Parity Lien Debt tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other Parity Lien Debt surrendered by Holders thereof exceeds the Offer Amount, the Issuers will select the Notes and other Parity Lien Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other Parity Lien Debt surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be left outstanding); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, Eldorado will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by Eldorado in accordance with the terms of this Section 3.10. Eldorado, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by Eldorado for purchase, and Eldorado will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by Eldorado to the Holder thereof. Eldorado will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than Eldorado or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at a rate that is 1% per annum higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02 Maintenance of Office or Agency.

The Issuers will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.

So long as any Notes are outstanding, Eldorado will furnish to the Trustee:

(a) within 90 days after the end of each fiscal year, annual reports of Eldorado containing the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if Eldorado had been a reporting company under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, (B) audited financial statements prepared in accordance with GAAP and (C) a presentation of EBITDA and Adjusted EBITDA of Eldorado and its Subsidiaries consistent with the presentation thereof in the Offering Memorandum and derived from such financial statements;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of Eldorado containing the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if Eldorado had been a reporting company under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision) and (C) a presentation of EBITDA and Adjusted EBITDA of Eldorado and its Subsidiaries consistent with the presentation thereof in the Offering Memorandum and derived from such financial statements; and

(c) within 5 business days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if Eldorado had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if Eldorado had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if Eldorado determines in its good faith judgment that such event is not material to noteholders or the business, assets, operations, financial positions or prospects of Eldorado and its Restricted Subsidiaries, taken as a whole;

provided further, however, that all such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the Notes contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC, (C) disclosure regarding executive compensation will only be required to include a summary compensation table (including any equity awards), a description of employment agreements with officers and a description of any incentive plans and (D) will not be required to include exhibits that would otherwise be required to be filed pursuant to Item 601 of Regulation S-K.

So long as any Notes are outstanding, Eldorado will also:

(a) issue a press release to an internationally recognized wire service no fewer than three business days prior to the first public disclosure of the annual and quarterly reports required by clauses (a) and (b) of the first paragraph of this Section 4.03 announcing the date on which such reports will become publicly available and directing noteholders, prospective investors, broker-dealers and securities analysts to contact the investor relations office of Eldorado to obtain copies of such reports;

(b) within 10 business days after furnishing to the Trustee the annual and quarterly reports required by clauses (a) and (b) of the first paragraph of this Section 4.03, hold a conference call to discuss such reports and the results of operations for the relevant reporting period;

(c) issue a press release to an internationally recognized wire service no fewer than three business days prior to the date of the conference call required to be held in accordance with the foregoing clause (b) of this Section 4.03, announcing the time and date of such conference call and either including all information necessary to access the call or directing noteholders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at Eldorado to obtain such information; and

(d) maintain a website to which noteholders, prospective investors, broker-dealers and securities analysts are given access and to which all of the reports and press releases required by this Section 4.03 are posted.

In addition, Eldorado shall furnish to noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Section 4.04 Compliance Certificate.

(a) The Issuers and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate that need not comply with Section 13.03 stating that a review of the activities of Eldorado and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers have kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05 Taxes.

Eldorado will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) Eldorado will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Eldorado’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Eldorado or any of its Restricted Subsidiaries) or to the direct or indirect holders of Eldorado’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Eldorado and other than dividends or distributions payable to Eldorado or a Restricted Subsidiary of Eldorado);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Eldorado or any Restricted Subsidiary) any Equity Interests of Eldorado or any direct or indirect parent of Eldorado or the Restricted Subsidiary;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of an Issuer or any Guarantor that is unsecured or that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Eldorado and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof or a purchase, repurchase, or other acquisition of Indebtedness of an Issuer or any Guarantor that is unsecured or subordinated in right of payment to the Notes or any Note Guarantee made in contemplation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, redemption or other acquisition; or

(4) make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”) unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) Eldorado would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Eldorado and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11) and (12) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of Eldorado for the period (taken as one accounting period) from the beginning of the fiscal quarter in which Notes are initially issued to the end of Eldorado’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate net cash proceeds received by Eldorado since the date of this Indenture as a contribution to its equity capital or from the issue or sale of Qualifying Equity Interests of Eldorado or from the issue or sale of convertible or exchangeable Disqualified Stock of Eldorado or convertible or exchangeable debt securities of Eldorado, in each case that have been converted into or exchanged for Qualifying Equity Interests of Eldorado (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Eldorado); plus

(C) to the extent that any Restricted Investment that was made after the date of this Indenture is (a) sold or otherwise cancelled, liquidated or repaid for value, or Eldorado or a Restricted Subsidiary otherwise receives a dividend or other distribution in respect thereof, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of Eldorado that is a Guarantor, the amount of any such cash payment or the Fair Market Value of any such Property so received in a transaction described in clause (a) and the Fair Market Value of such Restricted Investment on the date that such entity is designated as a Restricted Subsidiary; plus

(D) to the extent that any Unrestricted Subsidiary of Eldorado designated as such after the date of this Indenture (other than the Eldorado Limited Liability Company or the Silver Legacy Joint Venture) is redesignated as a Restricted Subsidiary after the date of this Indenture, the Fair Market Value of Eldorado’s Restricted Investment in such Subsidiary as of the date of such redesignation; plus

(E) 100% of any dividends or distributions received in cash and 100% of the Fair Market Value of any Property received in any such dividend or distribution by Eldorado or a Restricted Subsidiary of Eldorado after the date of this Indenture from an Unrestricted Subsidiary of Eldorado (other than the Eldorado Limited Liability Company or the Silver Legacy Joint Venture), to the extent that such dividends were not otherwise included in the Consolidated Net Income of Eldorado for such period.

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable repurchase, redemption, defeasance or other acquisition or retirement within 60 days after the date of declaration of the dividend or giving of the notice of repurchase, redemption, defeasance or other acquisition or retirement, as the case may be, if at the date of declaration or notice, the dividend or repurchase, redemption, defeasance or other acquisition or retirement would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Eldorado) of, Equity Interests of Eldorado (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to Eldorado; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.07(a)(3)(B) and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 of this Indenture;

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Eldorado to the holders of its Equity Interests on a pro rata basis;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of an Issuer or any Guarantor that is unsecured or is contractually subordinated to the Notes or to any Note Guarantee or any Disqualified Stock of Eldorado or any Restricted Subsidiary thereof in exchange for, or out of, with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5) the payment of amounts necessary to repurchase Indebtedness or Equity Interests of Eldorado or any Restricted Subsidiary to the extent required by any Gaming Authority having jurisdiction over Eldorado or any Restricted Subsidiary in order to avoid the suspension, revocation or denial of a Gaming License by that Gaming Authority; provided that, in the case of any such repurchase of Equity Interests of Eldorado or any Restricted Subsidiary, if such efforts do not jeopardize any Gaming License, Eldorado or any such Restricted Subsidiary will have previously diligently attempted to find a suitable purchaser for such Equity Interests and no suitable purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests within a time period acceptable to such Gaming Authority;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Eldorado or any preferred stock of any Restricted Subsidiary of Eldorado issued on or after the date of this Indenture in accordance with Section 4.09(a);

(8) so long as no Event of Default has occurred and is continuing, the payment of, or a distribution to permit the payment of, any amounts that otherwise would have been payable under clause (8) of Section 4.11(b) hereof in an aggregate amount not to exceed $600,000 per fiscal year;

(9) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of an Issuer or any Guarantor that is unsecured or is contractually subordinated to the Notes or to any Note Guarantee that is required to be repurchased or redeemed pursuant to Sections 4.10 or 4.15 hereof; provided that, prior to such repurchase, a redemption or other acquisition or retirement for value, an Asset Sale Offer or Change of Control Offer shall have been made and all Notes tendered by holders in such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased;

(10) so long as Eldorado and Eldorado Holdco are each properly treated as a partnership or disregarded entity for U.S. federal, state and local tax purposes, payments from Eldorado to Eldorado Holdco, and from Eldorado Holdco to equity owners of Eldorado Holdco, to enable such equity owners to pay the relevant U.S. federal, state and local tax liability of such equity owners attributable to Eldorado (and any Restricted Subsidiary that is treated as a pass-through entity for U.S. federal, state and local tax purposes) for each taxable year; provided, that the aggregate amount of such payments made by Eldorado for each taxable year shall not exceed (i) the United States federal taxable income of Eldorado (assuming Eldorado and such Restricted Subsidiary together were one hypothetical taxpayer) for such taxable year, reduced (but not below zero) by (to the extent not previously taken into account) any U.S. federal taxable loss of Eldorado (or any such Restricted Subsidiary) for any prior period multiplied by (ii) the maximum federal and state combined tax rate for an individual residing in the state of New York; provided further, that the computation of such tax liability shall take into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes, computed as if the equity owners’ only income were that allocated to such equity owners by Eldorado Holdco and (ii) the highest statutory rate applicable to different categories of income (e.g. tax-exempt income or long-term capital gains);

(11) any payments made, or the performance of any transactions, in each case, as described in the Offering Memorandum under the heading “Use of Proceeds,” and the repurchase, satisfaction and discharge, redemption or repayment of any of Eldorado Notes (as defined in the Offering Memorandum) that are not purchased in the Eldorado Tender Offer (as defined in the Offering Memorandum); and

(12) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $15.0 million since the date of this Indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Eldorado or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Eldorado. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national or regional standing if the Fair Market Value exceeds $10.0 million.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Eldorado will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Eldorado or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Eldorado or any of its Restricted Subsidiaries;

(2) make loans or advances to Eldorado or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to Eldorado or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

(2) this Indenture, the Notes and the Note Guarantees;

(3) agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees;

(4) applicable law, rule, regulation or order, including without limitation restrictions imposed by Gaming Authorities;

(5) any instrument governing Indebtedness or Capital Stock of a Person acquired by Eldorado or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3) hereof;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens; and

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of Eldorado’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) Eldorado will not, and will not permit any of its Restricted Subsidiaries to directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Eldorado will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Eldorado (or Eldorado and Eldorado Capital, as co-issuers) may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Eldorado’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four quarter period.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Eldorado of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Eldorado and its Restricted Subsidiaries thereunder) not to exceed $30.0 million; less the aggregate amount of all Net Proceeds of Asset Sales and Casualty Event Proceeds applied by Eldorado or any of its Restricted Subsidiaries since the date of this Indenture to repay any term Indebtedness under a Credit Facility incurred under this clause (1) or to repay any revolving credit Indebtedness under a Credit Facility incurred under this clause (1) and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof; provided that in no event shall the aggregate principal amount of Indebtedness permitted to be incurred pursuant to this clause (1), or the aggregate principal amount of such commitments, be required to be reduced to less than $5.0 million;

(2) the incurrence by Eldorado and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this indenture;

(4) the incurrence by Eldorado or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Eldorado or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4) not to exceed $5.0 million at any time outstanding;

(5) the incurrence by Eldorado or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3) or (5) of this Section 4.09(b); provided that this clause (5) shall not permit the incurrence of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge (a) any Eldorado Notes (as defined in the Offering Memorandum) or (b) any Shreveport Notes (as defined in the Offering Memorandum);

(6) the incurrence by Eldorado or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Eldorado and any of its Restricted Subsidiaries; provided, however, that:

(A) if an Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of an Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Eldorado or a Restricted Subsidiary of Eldorado and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Eldorado or a Restricted Subsidiary of Eldorado, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Eldorado or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of Eldorado’s Restricted Subsidiaries to Eldorado or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Eldorado or a Restricted Subsidiary of Eldorado; and

(B) (any sale or other transfer of any such preferred stock to a Person that is not either Eldorado or a Restricted Subsidiary of Eldorado, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by Eldorado or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9) the guarantee by an Issuer or any of the Guarantors of Indebtedness of Eldorado or a Restricted Subsidiary of Eldorado to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by Eldorado or any of the Guarantors of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(11) the incurrence by Eldorado or any of the Guarantors of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days; and

(12) the incurrence by Eldorado or any of its Restricted Subsidiaries of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12) not to exceed $10.0 million.

Eldorado will not incur, and will not permit Eldorado Capital or any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Eldorado, Eldorado Capital or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, Eldorado will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on, or fees with respect to, any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment shall be included in Fixed Charges of Eldorado as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that Eldorado or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness determined on a constant yield to maturity basis over time, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3) in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee; and

(4) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets subject to such Lien at the date of determination; and

(B) the amount of the Indebtedness of the other Person secured by such Lien.

In addition, for the purposes of calculating the amount of Priority Lien Debt outstanding under Section 4.09(b)(1), all Hedging Obligations will be valued at zero.

Section 4.10 Asset Sales and Casualty Events.

(a) Eldorado will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Eldorado (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by Eldorado or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on Eldorado’s most recent consolidated balance sheet, of Eldorado or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases Eldorado or such Restricted Subsidiary from, or indemnifies against, further liability;

(B) any securities, Notes or other obligations received by Eldorado or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Eldorado or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(C) any stock or assets of the kind referred to in clauses (4), (5) or (6) of Section 4.10(b).

(b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale or any Casualty Event Proceeds, Eldorado (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds and Casualty Event Proceeds, as applicable:

(1) to repay Priority Lien Debt and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto to the extent required by Section 4.09 hereof;

(2) to repay Parity Lien Debt, so long as Eldorado shall make an offer to use at least a pro rata portion (based on the aggregate principal amounts of outstanding Notes and such other Parity Lien Debt) of such Net Proceeds to repurchase Notes at a price no less than par, plus accrued and unpaid interest, if any, to the applicable date of repurchase (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date);

(3) to repay Indebtedness secured by a Permitted Prior Lien on any Collateral that was sold in such Asset Sale or was the subject of such Casualty Event;

(4) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Eldorado;

(5) to make a capital expenditure;

(6) to acquire other assets that are used or useful in a Permitted Business; or

(7) any combination of clauses (1) through (6) of this Section 4.10(b);

provided, however, that if Eldorado or any Restricted Subsidiary contractually commits within such 360-day period to apply the Net Proceeds within 180 days of entering into such contractual commitment in accordance with any of clauses (4) through (6) of this Section 4.10(b), and such Net Proceeds are subsequently applied as contemplated by such contractual commitment, then the requirement for the application of Net Proceeds set forth in this paragraph shall be considered satisfied.

(c) In addition, Eldorado or the applicable Restricted Subsidiary, as the case may be, will take all necessary action to promptly grant to the Collateral Trustee, on behalf of the holders of Parity Lien Obligations, a junior priority perfected security interest, subject to any Permitted Liens, on such property or assets acquired or constructed with the Net Proceeds of any Asset Sale on the terms set forth in, and to the extent required by, this Indenture and the Security Documents.

(d) Pending the final application of any Net Proceeds, Eldorado (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds from Asset Sales or Casualty Event Proceeds, as applicable, in any manner that is not prohibited by this Indenture and the Security Documents.

(e) Any Net Proceeds from Asset Sales or Casualty Event Proceeds that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.” Within fifteen Business Days after the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will make an offer (an

“Asset Sale Offer”) to all holders of Notes and all holders of other Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets or casualty events to purchase, prepay or redeem the maximum principal amount of Notes and such other Parity Lien Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Eldorado may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Parity Lien Debt tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes trustee will select the Notes and such other Parity Lien Debt to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by Eldorado so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be left outstanding). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(f) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 4.10 of 4.15 hereof, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Sections 4.10 or 4.15 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) Eldorado will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Eldorado (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $500,000 unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Eldorado or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Eldorado or such Restricted Subsidiary with an unrelated Person; and

(2) Eldorado delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of Eldorado set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Eldorado; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Eldorado or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national or regional standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Eldorado or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among Eldorado and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Eldorado) that is an Affiliate of Eldorado solely because Eldorado owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of Eldorado or any of its Restricted Subsidiaries;

(5) any issuance of Equity Interests (other than Disqualified Stock) of Eldorado to Affiliates of Eldorado;

(6) Restricted Payments that do not violate Section 4.07 hereof;

(7) loans or advances to employees in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding;

(8) so long as no Event of Default has occurred and is continuing, any payment of any amounts due under the terms of Management Agreement described in the Offering Memorandum under the heading “Certain Relationships and Related Party Transactions” (as such agreement may be amended from time to time so long as such agreement, as amended, is not materially less favorable taken as a whole to Eldorado compared to such agreement as in existence on the date of this Indenture), in an aggregate amount not to exceed $600,000 per fiscal year; and;

(9) any transaction pursuant to any contract in existence on the date the Notes are first issued.

Section 4.12 Liens.

Eldorado will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Business Activities.

Eldorado will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Eldorado and its Restricted Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, Eldorado shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Eldorado or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of Eldorado and its Subsidiaries; provided, however, that Eldorado shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Eldorado and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within ten business days following any Change of Control, Eldorado will mail a notice to each Holder (with copies to the Trustee and Paying Agent) describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

(c) The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Eldorado will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) Notwithstanding anything to the contrary in this Section 4.15, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(e) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(f) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Section 4.15, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

Section 4.16 Limitation on Sale and Leaseback Transactions.

Eldorado will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Eldorado or any Restricted Subsidiary may enter into a sale and leaseback transaction with respect to any asset that does not constitute Collateral if:

(1) Eldorado or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Eldorado and set forth in an Officer’s Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and Eldorado applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.17 Payments for Consent.

Eldorado will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18 Additional Note Guarantees.

If Eldorado or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, or any Restricted Subsidiary that is not a Domestic Subsidiary becomes a Domestic Subsidiary, then that Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within fifteen (15) business days after the date on which it was acquired or created (or such longer period of time as may be required to obtain any necessary approvals under applicable Gaming Laws or other regulatory requirements). In addition, such Guarantor shall execute and deliver to the Collateral Trustee supplemental collateral documents granting a lien on substantially all of its assets to secure the Parity Lien Obligations. Eldorado shall use commercially reasonable efforts to obtain all approvals of any Gaming Authority necessary to permit a Domestic Subsidiary to become a Guarantor as promptly as practicable.

Section 4.19 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of Eldorado may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Eldorado and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by Eldorado. provided that, for absence of doubt, in the event of an immediate and automatic designation of the Silver Legacy Joint Venture as an Unrestricted Subsidiary

upon the Silver Legacy Joint Venture becoming a Subsidiary of Eldorado, any Investments in the Silver Legacy Joint Venture in existence on the date of this Indenture that remain outstanding on the dates of such designation will not be deemed to be deemed to constitute new Restricted Payments or new Permitted Investments but will continue to constitute Permitted Investments made pursuant to clause (11) of the definition of “Permitted Investments.” That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Eldorado may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Eldorado as an Unrestricted Subsidiary (other than the immediate and automatic designation of the Silver Legacy Joint Venture as an Unrestricted Subsidiary upon the Silver Legacy Joint Venture becoming a Subsidiary of Eldorado) will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Eldorado as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, Eldorado will be in default of such covenant. The Board of Directors of Eldorado may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Eldorado; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Eldorado of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20 Additional Collateral

Concurrently with the acquisition by Eldorado or any of its Restricted Subsidiaries of any assets or property with a Fair Market Value (as determined by the Board of Directors of Eldorado) in excess of $1.0 million individually or $2.0 million in the aggregate, to the extent not prohibited by Gaming Authorities or applicable law, Eldorado will, and will cause the applicable Restricted Subsidiary to:

(1) in the case of the acquisition of personal property, execute and deliver to the Collateral Trustee such Uniform Commercial Code financing statements, if any, or take such other actions as are necessary or, in the opinion of the Collateral Trustee, desirable to perfect and protect the Collateral Trustee’s security interest in such assets or property;

(2) in the case of the acquisition of real property or ships, execute and deliver to the Collateral Trustee:

(A) a mortgage, a deed of trust, a leasehold mortgage or a leasehold deed of trust, in each case as appropriate, substantially in the form of the mortgages, deeds of trust, leasehold mortgages or leasehold deeds of trust, in each case as appropriate, executed in connection with the Liens on the Gaming Facilities and the real property upon which they are located (with such modifications as are necessary to comply with applicable law and the type of interest in such real property) (under which Eldorado or such Restricted Subsidiary will grant a security interest to the Collateral Trustee in such real property and any related fixtures), and

(B) title and extended coverage insurance covering such real property in an amount at least equal to the Fair Market Value of such real property; and

(3) in the case of the acquisition of personal property (other than personal property in which the Collateral Trustee has a perfected security interest (subject only to Permitted Liens)) or real property subject to clauses (1) and (2) above, as applicable, promptly deliver to the Collateral Trustee such opinions of counsel, if any, as the Collateral Trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

Concurrently with the issuance of Additional Notes, if any, under this Indenture or any additional Priority Lien Debt or Parity Lien Debt, Eldorado will cause the issuer of the real estate title policy to increase the total aggregate coverage amount of insurance under such real estate title policy in an amount equal to the aggregate principal amount of such additional Indebtedness.

Section 4.21 Restrictions on Activities of Eldorado Capital.

Other than in connection with or incident to its obligations relating to the Notes under this Indenture and its existence, Eldorado Capital will not hold any assets, become liable for any obligations or engage in any business activities, including, without limitation, any business activities that would be the subject of the covenants set forth in this Indenture; provided, however, that Eldorado Capital may be a co-obligor (or a guarantor) with respect to Indebtedness permitted to be incurred by this Indenture if Eldorado is the primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by Eldorado or one or more of Eldorado’s Subsidiaries other than Eldorado Capital. At any time after Eldorado or any successor to Eldorado is a corporation, Eldorado Capital may consolidate or merge with or into Eldorado or any Restricted Subsidiary of Eldorado.

Section 4.22 Insurance

The Issuers and the Guarantors will:

(1) maintain with financially sound and reputable insurance companies not Affiliates of Eldorado, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and Eldorado will use reasonable efforts to obtain the agreement of such insurance companies to provide for not less than 30 days’ prior notice to the Collateral Trustee of termination, lapse or cancellation (or 10 days’ prior notice in the event of termination for non-payment) of such insurance;

(2) within 90 days of closing, obtain American Land Title Association Lender’s Extended Coverage title insurance policies, with endorsements and in amounts acceptable to the Collateral Trustee, issued by title insurers acceptable to the Collateral Trustee, insuring the Mortgages to be valid (first, in the case of the Mortgages securing the Priority Lien Obligations and second, in the case of the Mortgages securing the Parity Lien Obligation) and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances (as defined in the applicable Mortgages) and Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Secured Debt Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property) and such coinsurance and direct access reinsurance as the Collateral Trustee may deem necessary or advisable; and

(3) maintain such other insurance as may be required by the Security Documents.

Section 4.23 Perfection of Certain Security Interests Post-Closing

Eldorado will have submitted an application for approval of a pledge of the Eldorado membership interests held by Eldorado Holdco by the Gaming Authorities along with all other information requested by such authorities by the date of this Indenture, and Eldorado shall do or cause to be done all acts and things that may be required, including obtaining required consents from Gaming Authorities, to have the pledge of the Eldorado membership interests held by Eldorado Holdco duly created and enforceable and perfected promptly following the date of this Indenture.

Section 4.24 Gaming Licenses

In the event of a foreclosure, deed in lieu of foreclosure or other similar transfer of the Gaming Facilities to the Collateral Trustee or its designee, Eldorado shall, and shall cause its Restricted Subsidiaries to, reasonably cooperate with the Collateral Trustee or its designee in obtaining all Gaming Licenses and other governmental approvals necessary to conduct all gaming operations at the Gaming Facilities and Eldorado shall, and shall cause its Restricted Subsidiaries to, cooperate in good faith with the transition of the gaming operations to any new gaming operator (including, without limitation, the Collateral Trustee or its designee).

Section 4.25 Title Insurance Post-Closing

Eldorado shall obtain new title insurance policies in order to insure the priority of each of the Mortgages within 90 days after the date of this Indenture and shall do or cause to be done all acts and things that may be required to have the new title insurance policies within 90 days after the date of this Indenture.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

Eldorado will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Eldorado is the surviving entity); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Eldorado and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) Eldorado is the surviving entity; or

(B) the Person formed by or surviving any such consolidation or merger (if other than Eldorado) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Successor”) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2) the Successor (if other than Eldorado), assumes all the obligations of Eldorado under the Notes, the Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(3) such transaction would not result in the loss or suspension or material impairment of any Gaming Licenses, unless a comparable Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(4) immediately after such transaction, no Default or Event of Default exists; and

(5) Eldorado or the Successor would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or (b) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for Eldorado for such four quarter period.

In addition, Eldorado will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Eldorado and its Restricted Subsidiaries. Clauses (4) and (5) of this Section 5.01 will not apply to (1) any merger or consolidation of Eldorado with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating Eldorado in another jurisdiction

Notwithstanding the foregoing, Eldorado may reorganize into a corporation pursuant to a Permitted C-Corp. Reorganization.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuers in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which either Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes except in the case of a sale of all of such Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by Eldorado or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.15 or 5.01 hereof;

(4) failure by Eldorado or any of its Restricted Subsidiaries for 60 days after notice to Eldorado from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Eldorado or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Eldorado or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A) is caused by a failure to pay principal of, premium on, if any, or interest on, if any, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6) failure by Eldorado or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction in an uninsured aggregate amount in excess of $15.0 million, which judgments are not paid, waived, satisfied, discharged or stayed, for a period of 60 days;

(7) (i) any security interest created by the Security Documents ceases to be perfected and in full force and effect (except, in each case, as permitted by the terms of this Indenture or the Security Documents) with respect to Collateral having a Fair Market Value in excess of $5.0 million for a period of more than 30 days, or an assertion by Eldorado or any of its Restricted Subsidiaries that any Collateral having a Fair Market Value in excess of $5.0 million is not subject to a valid, perfected security interest (except as permitted by the terms of this Indenture or the Security Documents) for a period of more than 30 days; (ii) Eldorado or any of its Restricted Subsidiaries denies or disaffirms any of its material obligations under the Security

Documents; or (iii) any security document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with the terms of the relevant Security Documents and this Indenture;

(8) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(9) the revocation, termination, suspension or cessation of effectiveness of any Gaming License following exhaustion of all administrative remedies which results in the cessation or suspension of any gaming operations at either Gaming Facility for a period of more than 90 consecutive days that, during the twelve month period ended on the last day of the most recently ended calendar month, accounted for ten percent or more of the consolidated gross revenues (calculated in accordance with GAAP) of Eldorado and its Restricted Subsidiaries on a consolidated basis related to gaming operations (other than the voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of Eldorado both desirable in the conduct of the business of Eldorado and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the holders of Notes or any such revocation, termination, suspension or cessation resulting from a Casualty Event so long as Eldorado and its Restricted Subsidiaries are complying with Section 4.10; and

(10) any Insolvency or Liquidation Proceeding with respect to Eldorado or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

Section 6.02 Acceleration.

An Event of Default specified in clauses (5), (6) and (9) of Section 6.01 hereof shall not constitute an Event of Default unless the Trustee or Holders of not less than 25% in aggregate principal amount of Notes notify Eldorado of the Default.

In the case of an Event of Default specified in clause 10 of Section 6.01 hereof, with respect to either Eldorado or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Eldorado that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in payment of principal of, premium on, if any, or interest, if any on the Notes and all amounts owing to the Trustee under this Indenture have been paid.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on, the Notes or to enforce the performance of any provision of the Notes, the Note Guarantees or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an Asset Sale Offer, a Change of Control Offer, or an Event of Loss Offer); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest, if any.

Section 6.06 Limitation on Suits.

Subject to Section 7.01, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy in writing;

(3) such Holders offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not give the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement or payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 6.10 Priorities.

After an Event of Default any moneys or properties distributable in respect of the Issuers’ or any Guarantor’s obligations under this Indenture, or if the Trustee collects any money pursuant to this Article 6, shall be paid out or distributed in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but shall not be required to verify any amounts or calculations contained therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be responsible for, and makes no representation as to the existence, genuineness, value of or protection afforded by any Collateral, for the legality, effectiveness or sufficiency of any security document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes. The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral. The Trustee makes no representation as to the Collateral Trustee and shall not be responsible for any act or omission of the Collateral Trustee. The Trustee shall not be responsible for, and makes no representation as to any Gaming Law or any Gaming Authority, whether any holder or beneficial owner of Notes could be licensed, qualified or found suitable under any Gaming Law or by any Gaming Authority, and any consequence to any Holder or beneficial owner of Notes under any Gaming Law or by any Gaming Authority.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each Issuer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be required to give a note, bond or surety in respect of the trusts and powers under this Indenture.

(h) Delivery of reports, information and documents to the Trustee described in Section 4.03 of this Indenture is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act of 1939, as amended) it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Note Guarantees, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in the Offering Circular or in any other disclosure material prepared or distributed with respect to the Issuance of the Notes.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if the Trustee has notice (in accordance with Section 7.02(j)), the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Compensation and Indemnity.

(a) The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents, counsel, accountants and experts.

(b) The Issuers and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or the exercise of its rights and powers under this Indenture, the Notes and the Guarantees, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. Such Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither any Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. References in this paragraph 7.06(b) shall include the Trustee and its officers, directors, employees and agents.

(c) The obligations of the Issuers and the Guarantors under this Section 7.06 will survive the (i) satisfaction and discharge of this Indenture and (ii) resignation or removal of the Trustee.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code.

(f) “Trustee” for the purposes of this Section 7.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.07 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.09 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of each of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.05 hereof;

(2) the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of such option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23 and 4.24 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6), (7), (8) and (9) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, Eldorado must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, Eldorado must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of the Guarantors is a party or by which the Issuers or any of the Guarantors is bound;

(6) Eldorado must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7) Eldorado must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if an Issuer makes any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuers, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement any of the Note Documents:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to such Issuer or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

(5) to enter into additional or supplemental Security Documents or Guarantees or a collateral trust agreement with respect thereto, including the amendment of any Security Documents to reflect or permit the incurrence of additional Parity Lien Debt or Priority Lien Debt that is otherwise permitted hereunder;

(6) to conform the text of this Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officer’s Certificate to that effect;

(7) to release Collateral or the Note Guarantee of a Guarantor in accordance with the terms of this Indenture and the Security Documents;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(9) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(10) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination, discharge of the Collateral that becomes effective as set forth in this Indenture or any of the Security Documents; or

(11) to amend the Security Documents as required by the Collateral Trust Agreement.

Upon the request of an Issuer accompanied by a resolution of either Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the

Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture (including, without limitation, Section 3.10, 3.11, 4.10 and 4.15 hereof) and the Notes, the Note Guarantees or the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of at least 66% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture or any Security Document may make any change that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes. Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of either Issuer accompanied by a resolution of either of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and the Collateral Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s or the Collateral Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Trustee, as applicable, may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or the premium payable in connection with the redemption of the Notes;

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest, if any, on, the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.10, 3.11, 4.10 or 4.15 hereof);

(8) except as expressly permitted by this Indenture, modify the Note Guarantee of any Significant Subsidiary in any manner that is adverse to holders of the Notes; or

(9) make any change in the preceding amendment and waiver provisions.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Either of the Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

Each of the Trustee and the Collateral Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Trustee. An Issuer may not sign an amended or supplemental indenture until either such Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee and the Collateral Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.02 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, and an Opinion of Counsel that it will be valid and binding upon the Issuers and Guarantors in accordance with its terms, subject to customary exceptions.

ARTICLE 10

NOTE GUARANTEES

Section 10.01. Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, premium on, if any, and interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03. Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that Eldorado or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, Eldorado will cause such Restricted Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 10, to the extent applicable.

Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than an Issuer or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists;

(2) either:

(A) subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture, pursuant to a supplemental indenture and the Security Documents (including the Collateral Trust Agreement) pursuant to agreements satisfactory to the Trustee; or

(B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof;

(3) such transaction would not result in the loss or suspension or material impairment of any of Eldorado’s or any of its Restricted Subsidiaries’ Gaming Licenses, unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

Notwithstanding the foregoing, Eldorado or any of its Restricted Subsidiaries that is not a subchapter “C” corporation may reorganize into a corporation pursuant to a Permitted C Corp Reorganization.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into an Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to such Issuer or another Guarantor.

Section 10.05. Releases.

Notwithstanding Section 12.04(9) hereof, the Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Eldorado or a Restricted Subsidiary of Eldorado, if the sale or other disposition does not violate Sections 3.10 or 4.10 hereof;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Eldorado or a Restricted Subsidiary of Eldorado, if the sale or other disposition does not violate Sections 3.10 or 4.10 hereof and the Guarantor ceases to be a Restricted Subsidiary of Eldorado as a result of the sale or other disposition;

(3) if Eldorado designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.19 hereof;

(4) upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or Satisfaction and Discharge of this Indenture in accordance with Article 11 hereof; or

(5) upon the dissolution of a Guarantor if its assets are distributed to the Issuers or another Guarantor.

Upon delivery to the Trustee of an Officer’s Certificate and Opinion of Counsel to the effect that the conditions set forth in clauses (1) through (5) hereof, as applicable, have been satisfied, the Trustee, at Eldorado’s expense, will execute any documents reasonably requested by Eldorado to evidence the release of the applicable Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture and the Security Documents will be discharged and will cease to be of further effect as to all Notes issued hereunder (and all Liens on the Collateral securing the Notes will be released), when:

(1) either:

(A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Eldorado, have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on if any, and accrued interest, to the date of maturity or redemption;

(2) in respect of subclause (B) of clause (1) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which either of the Issuers or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3) any Issuer has or any Guarantor has paid or caused to be paid all sums payable by them under this Indenture; and

(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, Eldorado must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12.

COLLATERAL AND SECURITY

Section 12.01 Security Interest.

The due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Documents.

Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents including, without limitation, the provisions providing for foreclosure and release of Collateral as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and appoints U.S. Bank National Association as the Trustee and Capital One, N.A. as the Collateral Trustee to enter into the Security Documents, to bind the Holders and make the agreements on the terms set forth therein, to perform their respective obligations and exercise their respective rights thereunder in accordance therewith. The Issuers will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuers will take, and will cause its Subsidiaries to take, and upon request of the Trustee will take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Issuers hereunder, a valid and enforceable perfected junior priority security interest in the Collateral for the benefit of the Holders of the Notes and any future Parity Lien Obligations.

Section 12.02 Collateral Trust Agreement.

This Article 12 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. The Issuers and each Guarantor consent to, and agree to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform their respective obligations thereunder in accordance therewith.

Section 12.03 Collateral Trustee.

(1) Capital One, N.A. will initially act as the Collateral Trustee for the benefit of the Holders of:

(A) the Notes;

(B) all other Parity Lien Obligations outstanding from time to time; and

(C) all Priority Lien Obligations outstanding from time to time, including Obligations under the Credit Agreement.

(2) Neither Issuer, nor any of its Affiliates and no Parity Lien Representative may serve as Collateral Trustee.

(3) The Collateral Trustee shall hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the Security Documents.

(4) Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Secured Parties in accordance with the Collateral Trust Agreement, the Collateral Trustee shall not be obligated:

(A) to act upon directions purported to be delivered to it by any Person;

(B) to foreclose upon or otherwise enforce any Lien; or

(C) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

(5) The Issuers and the Guarantors will indemnify the Collateral Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Collateral Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Collateral Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. Such Issuer or such Guarantor will defend the claim and the Collateral Trustee will cooperate in the defense. The Collateral Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither any Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. References to “Collateral Trustee” in this paragraph 12.03(5) shall include the Collateral Trustee and its officers, directors, employees and agents.

(6) A resignation or removal of the Collateral Trustee and appointment of a successor Collateral Trustee will become effective pursuant to the terms set forth in Article 6 of the Collateral Trust Agreement.

Eldorado will deliver to each Secured Debt Representative copies of all Security Documents delivered to the Collateral Trustee.

Section 12.04 Release of Liens in Respect of Notes.

The Collateral Trustee’s Parity Liens on the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged:

(1) upon satisfaction and discharge of this Indenture, in accordance with Article 11 hereof;

(2) upon a Legal Defeasance or Covenant Defeasance of all outstanding Notes in accordance with Article 8 hereof;

(3) upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged; or

(4) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof.

(5) in whole, upon (a) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (b) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(6) as to any Collateral that is sold, transferred or otherwise disposed of by Eldorado or any other grantor to a Person that is not (either before or after such sale, transfer or disposition) Eldorado or a Restricted Subsidiary of Eldorado in a transaction or other circumstance that complies with Sections 3.10 and 4.10 hereof and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 hereof.

(7) as to a release of less than all or substantially all of the Collateral, if (A) consent to the release of all Priority Liens (or, at any time after the Discharge of Priority Lien Obligations, the Parity Liens) on such Collateral has been given by an Act of Required Secured Parties or (B) the Priority Liens (or, at any time after the Discharge of Priority Lien Obligations, the Parity Liens) have been automatically released pursuant to the Priority Lien Documents; provided, that this clause (7) shall not apply to (i) Discharge of Priority Lien Obligations upon payment in full thereof or (ii) sales or dispositions subject to Section 5.01 hereof.

(8) as to a release of all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (b) Eldorado has delivered an Officer’s Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained;

(9) if any Guarantor is released from its obligations under each of the Priority Lien Documents, then the Parity Liens on the Collateral pledged by such Guarantor and the obligations of such Guarantor under its Guarantee of the Parity Lien Obligations, shall be automatically, unconditionally and simultaneously released; and

(10) notwithstanding any of the foregoing, if the Collateral Trustee is exercising its rights or remedies with respect to the Collateral under the Priority Lien Documents pursuant to an Act of Required Secured Parties, and the Collateral Trustee releases any of the Priority Liens on any part of the Collateral or any Guarantor is released from its obligations under its Guarantee of the Priority Lien Obligations in connection therewith, then the Parity Liens on such Collateral and the obligations of such Guarantor under its Guarantee of the Parity Lien Obligations, shall be automatically, unconditionally and simultaneously released. If in connection with any exercise of rights and remedies by the Collateral Trustee under the Priority Lien Documents pursuant to an Act of Required Secured Parties, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Collateral Trustee releases the Priority Lien on the property or assets of such Person then the Parity Liens with respect to the property or assets of such Person will be concurrently and automatically released to the same extent as the Priority Liens on such property or assets are released.

Section 12.05 Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt.

Notwithstanding:

(1) anything to the contrary contained in the Security Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Parity Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Lien securing Parity Lien Debt may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens;

(a) all Parity Liens granted at any time by an Issuer or any Guarantor will secure, equally and ratably, all present and future Parity Lien Obligations; and

(b) all proceeds of all Parity Liens granted at any time by an Issuer or any Guarantor will be allocated and distributed equally and ratably on account of the Parity Lien Debt and other Parity Lien Obligations as and to the extent set forth in the Collateral Trust Agreement.

This Section 12.05 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future Series of Parity Lien Debt will be required to execute a Lien Sharing and Priority Confirmation to the Collateral Trustee and the Trustee which the Issuers (or either of them) shall cause to be delivered at the time of incurrence of such Series of Parity Lien Debt (it being understood that any failure in the execution or delivery of any Lien Sharing and Priority Confirmation will not affect the validity and effect of such Lien Sharing and Priority Confirmation in connection with any future Series of Parity Lien Debt).

Section 12.06 Ranking of Parity Liens.

Notwithstanding:

(1) anything to the contrary contained in the Security Documents;

(2) the time of incurrence of any Series of Secured Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Parity Liens at any time granted by an Issuer or any Guarantor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations.

This Section 12.06 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representatives and the Collateral Trustee as holder of Priority Liens. No other Person shall be entitled to rely on, have the benefit of or enforce this Section 12.06.

The Parity Lien Representative of each future Series of Parity Lien Debt shall be required to execute a Lien Sharing and Priority Confirmation which the Issuers or either of them shall cause to be delivered to the Collateral Trustee, the Trustee, any other Parity Lien Representative and each Priority Lien Representative for the benefit of the Holders of Priority Lien Obligations at the time of incurrence of such Series of Parity Lien Debt(it being understood that any failure in the execution or delivery of any Lien Sharing and Priority Confirmation will not affect the validity and effect of such Lien Sharing and Priority Confirmation in connection with any future Series of Parity Lien Debt).

This Section 12.06 is intended solely to set forth the relative ranking, as Liens, of the Liens securing Parity Lien Debt as against the Priority Liens. Neither the Notes nor any other Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced; provided, that (i) no holder of Parity Lien Obligations shall request or obtain pre-judgment attachment or a judgment lien or judicial lien upon any of the gaming licenses or approvals of the Issuers or the Guarantors and (ii) in the event that any holder of Parity Lien Obligations obtains a judgment lien or judicial lien on any asset of the Issuers or Guarantors, such lien shall be subject and subordinate to the Priority Liens on such assets in accordance with the terms of the Collateral Trust Agreement.

Section 12.07 Relative Rights.

Nothing in the Security Documents will:

(1) impair, as between an Issuer and the Holders of the Notes, the obligation of the Issuers to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of an Issuer or any Guarantor;

(2) affect the relative rights of Holders of Notes as against any other creditors of the Issuers or any Guarantor (other than holders of Priority Liens, Permitted Prior Liens or other Parity Liens);

(3) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof, against any Collateral to the extent specifically prohibited by Section 2.4 or 2.8 of the Collateral Trust Agreement;

(4) restrict or prevent any Holder of Notes or other Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by Section 2.4 or 2.8 of the Collateral Trust Agreement; or

(5) restrict or prevent any Holder of Notes or other Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by Section 2.4, 2.8 or 3.3 of the Collateral Trust Agreement.

Section 12.08 Further Assurances; Insurance.

The Issuers and each of the Guarantors will do or cause to be done all acts and things that may be required by applicable law, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Issuers and each of the Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations.

The Issuers and the Guarantors will maintain insurance in accordance with Section 4.22 hereof. Upon reasonable request of the Collateral Trustee, the Issuers and the Guarantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

Section 12.09 Gaming Law Limitations on Foreclosure.

The Collateral Trustee’s or any Holder’s ability to foreclose upon the Collateral comprising our gaming business will be subject to and limited by Gaming Laws of the States of Nevada and Louisiana. No person, including the Collateral Trustee or any Holder, is permitted to own, operate or manage a gaming business or own, lease, operate or possess gaming assets or equipment (including certain of the Collateral) unless such person has been found suitable and holds the appropriate Gaming License issued by the applicable Gaming Authorities. During any foreclosure proceeding, the Collateral Trustee could seek the appointment of a receiver through a petition to the appropriate Nevada or Louisiana state court, as applicable, to take possession of the Collateral. Prior to taking control of the gaming operation or possession of any gaming assets or equipment or instituting a foreclosure sale, approval of the applicable Gaming Authorities would be required and the Collateral Trustee and/or the receiver may be required to be found suitable and to obtain the requisite Gaming License from the applicable Gaming Authorities. If the Nevada Gaming Commission or the Louisiana Gaming Control Board, as applicable, does not find the Collateral Trustee or such receiver suitable for licensure, we would not be permitted to do any of the following: (1) make any payment of any kind to the person found unsuitable, (2) recognize the exercise by any unsuitable person of any ownership or control over us or (3) pay to any unsuitable person any remuneration in any form for services rendered. Applicable Gaming Laws could substantially delay, restrict, condition or prevent the ability of the holders of the Notes to realize on the Collateral or receive any payments from Eldorado or any of the Guarantors, including payments pursuant to the Notes. In addition, before the Collateral Trustee or any such receiver, as applicable, could acquire and operate the Eldorado Shreveport Hotel and Casino and Eldorado Hotel and Casino, the Collateral Trustee or any such receiver, as applicable and the Holders of the Notes would be required to comply with the suitability and licensing requirements under the Gaming Laws of the states of Nevada and/or Louisiana, as applicable. In any foreclosure sale, licensing requirements under Gaming Laws may limit the number of potential bidders and may delay the sale of the Collateral, either of which could adversely affect the sale price of the Collateral.

In the event that the Nevada Gaming Commission or the Louisiana Gaming Control Board revokes, suspends or does not renew our Gaming License, the Nevada Gaming Commission or the Louisiana Gaming Control Board, pursuant to the Gaming Laws, has the authority to appoint a trustee to, among other things, maintain and operate the Eldorado Shreveport Hotel and Casino and Eldorado Hotel and Casino, as applicable, or seek to sell or otherwise convey the assets of Eldorado, subject to Nevada Gaming Commission or the Louisiana Gaming Control Board approval.

Section 12.10 Limitation on Duty of Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuers to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by an Issuer, any Guarantor, the Trustee or the Collateral Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Eldorado Resorts LLC / Eldorado Capital Corp.

345 N. Virginia Street

Reno, NV 89501

Facsimile:

Attention: Robert M. Jones

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

601 S. Figueroa Street, 30th Floor

Los Angeles, California 90017

Facsimile: (213) 629-5063

Attention: Deborah Ruosch

If to the Trustee:

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, CT 06103

Facsimile No.: (866) 640-1284

Attention: Michael M. Hopkins

With a copy to:

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

Facsimile No. (860) 251-5212

Attention: Leslie L. Davenport, Esq.

If to the Collateral Trustee:

Capital One, N.A.

Collateral Services

333 Travis Street, 3rd Floor

Shreveport, Louisiana 71101

Facsimile No. (318) 374-3758

The Issuers, any Guarantor, the Trustee or the Collateral Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Notes) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders of Notes, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05 No Personal Liability of Directors, Partners, Members, Officers, Employees and Stockholders.

No director, partner, member officer, employee, incorporator or stockholder of either of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.06 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08 Successors.

All agreements of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 13.09 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.11 Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.12 Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.13 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

SIGNATURES

Dated as of the date first written above.

ELDORADO RESORTS LLC

By:

Name:
Title:

ELDORADO CAPITAL CORP.

By:

Name:
Title:

ELDORADO SHREVEPORT #1, LLC

By:

Name:
Title:

ELDORADO SHREVEPORT #2, LLC

By:

Name:
Title:

ELDORADO CASINO SHREVEPORT JOINT VENTURE

By:

Name:
Title:

SHREVEPORT CAPITAL CORPORATION

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Name:
Title:

CAPITAL ONE, N.A. as Collateral Trustee

By:
Name:
Title:

Face of Note

CUSIP: ISIN:

8.625% Senior Secured Notes due 2019

No.	$

ELDORADO RESORTS LLC.

ELDORADO CAPITAL CORP.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of                                                               DOLLARS* on June 15, 2019.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:             , 201

ELDORADO RESORTS LLC

By:
Name:
Title:

ELDORADO CAPITAL CORP.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

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Back of Note

8.625% Senior Secured Notes due 2019

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Eldorado Resorts LLC, a Nevada limited liability company, and Eldorado Capital Corp., a Nevada corporation (together, the “Issuers”), promises to pay or cause to be paid interest on the principal amount of this Note at 8.625% per annum from             , 201   until maturity. The Issuers will pay interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be             , 201  . The Issuers will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at a rate that is 1% per annum higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Issuers, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Issuers or any of its Subsidiaries may act as Paying Agent or Registrar.

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(4) INDENTURE AND SECURITY DOCUMENTS. The Issuers issued the Notes under an Indenture dated as of June 1, 2011 (the “Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Notes are secured obligations of the Issuers. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured by substantially all the assets of the Issuers and the Guarantors pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(b) At any time prior to June 15, 2014, the Issuers may on any one or more ocasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 108.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of one or more Equity Offerings by Eldorado or a contribution to Eldorado’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by Eldorado’s direct or indirect parent; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by Eldorado and Eldorado’s subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

(c) In addition, not more than once during each twelve-month period ending on June 15 of 2012, 2013 and 2014, the Issuers may redeem up to $18.0 million in principal amount of the Notes in each such twelve-month period, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date).

(d) At any time prior to June 15, 2015, the Issuers, at their option, may on one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(e) Except pursuant to the three preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to June15, 2015.

(f) On or after June15, 2015, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below,

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plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date):

Year	Percentage
2015	104.313%
2016	102.156%
2017 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) GAMING REDEMPTION. Each Holder, by accepting a Note, shall be deemed to have agreed that, if any Gaming Authority requires that a Person who is a Holder or the beneficial owner of Notes be registered, licensed, qualified or found suitable under applicable Gaming Laws, such Holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability in accordance with such Gaming Laws. If such Person fails to apply or become registered, licensed or qualified or is found unsuitable, the Issuers shall have the right, at their option:

(a) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Issuers’ election or such earlier date as may be requested or prescribed by such Gaming Authority; or

to redeem such Notes, upon not less than 30 days’ notice (or such earlier date as may be requested or prescribed by such Gaming Authority), at a redemption price equal to:

(1) the lesser of:

(A) the Person’s cost for such Notes, plus accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability or failure to comply; and

(B) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability or failure to comply; or

(2) such other amount as may be required by applicable law or order of the Gaming Authority.

(b) Eldorado shall notify the Trustee in writing of any such disqualified Holder status or redemption as soon as practicable. The Issuers shall not be responsible for any costs or expenses any Holder or beneficial owner may incur in connection with its registration, application for a license, qualification or a finding of suitability, or any renewal or continuation of the foregoing or compliance with any other requirement of a Gaming Authority. Those costs and expenses will be the obligations of the Holder or beneficial owner, as applicable.

(7) MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

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(8) REPURCHASE AT THE OPTION OF HOLDER.

(A) If there is a Change of Control, the Issuers will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to an integral multiple of $1,000) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within ten business days following any Change of Control, the Issuers will mail a notice to each Holder and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(B) If Eldorado or a Restricted Subsidiary of Eldorado consummates any Asset Sales or receives any Casualty Event Proceeds, within fifteen days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Parity Lien Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of Asset Sales or Casualty Events in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other Parity Lien Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Eldorado may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Parity Lien Debt tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Parity Lien Debt to be purchased on a pro rata basis, amounts tendered into or required to be redeemed or prepaid (with such adjustments as may be deemed appropriate by Eldorado so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be left outstanding). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from Eldorado prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(9) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and

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transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to either Issuer or such Guarantor pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture hereunder of any Holder, to enter into additional or supplemental Security Documents or guarantees or a collateral trust agreement with respect thereto, including the amendment of any security document to reflect or permit the incurrence of additional Parity Lien Debt or Priority Lien Debt that is otherwise permitted under the Indenture, to conform the text of the Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officer’s Certificate to that effect, to release Collateral in accordance with the terms of the Indenture and the Security Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release, termination, discharge of the Collateral that becomes effective as set forth in the Indenture or any of the Security Documents; or to amend the Security Documents as required by the Collateral Trust Agreement.

(13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest, if any, on, the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes, (iii) failure by Eldorado or any of its Restricted Subsidiaries to comply with the provisions (including, without limitation, obligations as to the timing or amount of payments made in accordance with such provisions) of Sections 4.15 or 5.01 of the Indenture; (iv) failure by Eldorado or any of its Restricted Subsidiaries for 60 days after notice to Eldorado from the Trustee or to Eldorado and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or in the Security Documents; (v) default under any mortgage, indenture or instrument under

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which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Eldorado or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Eldorado or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default: (A) is caused by a failure to pay principal of, premium on, if any, or interest on, if any, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) failure by Eldorado or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, waived, satisfied discharged or stayed, for a period of 60 days; (vii) (A) any security interest created by the Security Documents ceases to be in perfected and in full force and effect (except, in each case, as permitted by the terms of the Indenture or the Security Documents) with respect to Collateral having a Fair Market Value in excess of $5.0 million for a period of more than 30 days, or an assertion by Eldorado or any of its Restricted Subsidiaries that any Collateral having a Fair Market Value in excess of $5.0 million is not subject to a valid, perfected security interest (except as permitted by the terms of this Indenture or the Security Documents) for a period of more than 30 days; (B) Eldorado or any of its Restricted Subsidiaries denies or disaffirms any of its material obligations under the Security Documents; or (C) any Security Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with the terms of the relevant Security Documents and this Indenture; (viii) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; (ix) the revocation, termination, suspension or cessation of effectiveness of any Gaming License following exhaustion of all administrative remedies which results in the cessation or suspension of any gaming operations at either Gaming Facility for a period of more than 90 consecutive days that, during the twelve month period ended on the last day of the most recently ended calendar month, accounted for ten percent or more of the consolidated gross revenues (calculated in accordance with GAAP) of Eldorado and its Restricted Subsidiaries on a consolidated basis related to gaming operations (other than the voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of Eldorado both desirable in the conduct of the business of Eldorado and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the holders of Notes or any such revocation, termination, suspension or cessation resulting from a Casualty Event so long as Eldorado and its Restricted Subsidiaries are complying with Section 4.10 of the Indenture; (x) certain events of bankruptcy or insolvency described in this Indenture with respect to Eldorado or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Eldorado, any Restricted Subsidiary of Eldorado that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Eldorado that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in

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aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase). The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. No director, partner, member, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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Eldorado will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Eldorado Resorts LLC / Eldorado Capital Corp.

345 N. Virginia Street

Reno, NV 89501

Facsimile:

Attention: Robert M. Jones

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

¬Section 4.10	¬Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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Face of Regulation S Temporary Global Note

CUSIP: ISIN:

8.625% Senior Secured Notes due 2019

No.	$

ELDORADO RESORTS LLC.

ELDORADO CAPITAL CORP.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of                                                               DOLLARS* on June 15, 2019.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:             , 201

ELDORADO RESORTS LLC

By:
Name:
Title:

ELDORADO CAPITAL CORP.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

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Back of Regulation S Temporary Global Note

8.625% Senior Secured Notes due 2019

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN

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THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3), (4) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Eldorado Resorts LLC, a Nevada limited liability company, and Eldorado Capital Corp., a Nevada corporation (together, the “Issuers”), promises to pay or cause to be paid interest on the principal amount of this Note at 8.625% per annum from             , 20     until maturity. The Issuers will pay interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be             , 20    . The Issuers will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at a rate that is 1% per annum higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Issuers, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

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3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Issuers or any of its Subsidiaries may act as Paying Agent or Registrar.

4. INDENTURE AND SECURITY DOCUMENTS. The Issuers issued the Notes under an Indenture dated as of June 1, 2011 (the “Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Notes are secured obligations of the Issuers. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured by substantially all the assets of the Issuers and the Guarantors pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

5. Optional Redemption.

(a) At any time prior to June 15, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 108.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of one or more Equity Offerings by Eldorado or a contribution to Eldorado’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by Eldorado’s direct or indirect parent; provided that:

(A) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by Eldorado and Eldorado’s subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(B) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

(b) In addition, not more than once during each twelve-month period ending on June 15 of 2012, 2013 and 2014, the Issuers may redeem up to $18.0 million in principal amount of the Notes in each such twelve-month period, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date).

(c) At any time prior to June 15, 2015, the Issuers, at their option, may on one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(d) Except pursuant to the three preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to June 15, 2015.

(e) On or after June 15, 2015, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date):

Year	Percentage
2015	104.313%
2016	102.156%
2017 and thereafter	100.000%

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Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

6. GAMING REDEMPTION. Each Holder, by accepting a Note, shall be deemed to have agreed that, if any Gaming Authority requires that a Person who is a Holder or the beneficial owner of Notes be registered, licensed, qualified or found suitable under applicable Gaming Laws, such Holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability in accordance with such Gaming Laws. If such Person fails to apply or become registered, licensed or qualified or is found unsuitable, the Issuers shall have the right, at their option:

(a) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Issuers’ election or such earlier date as may be requested or prescribed by such Gaming Authority; or

to redeem such Notes, upon not less than 30 days’ notice (or such earlier date as may be requested or prescribed by such Gaming Authority), at a redemption price equal to:

(A) the lesser of:

(i) the Person’s cost for such Notes, plus accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability or failure to comply; and

(ii) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability or failure to comply; or

(B) such other amount as may be required by applicable law or order of the Gaming Authority.

(b) Eldorado shall notify the Trustee in writing of any such disqualified Holder status or redemption as soon as practicable. The Issuers shall not be responsible for any costs or expenses any Holder or beneficial owner may incur in connection with its registration, application for a license, qualification or a finding of suitability, or any renewal or continuation of the foregoing or compliance with any other requirement of a Gaming Authority. Those costs and expenses will be the obligations of the Holder or beneficial owner, as applicable.

7. MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

8. REPURCHASE AT THE OPTION OF HOLDER.

(a) If there is a Change of Control, the Issuers will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to an integral multiple of $1,000) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase subject to the rights of Holders of

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Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within ten business days following any Change of Control, the Issuers will mail a notice to each Holder and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If Eldorado or a Restricted Subsidiary of Eldorado consummates any Asset Sales or receives any Casualty Event Proceeds, within fifteen days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Parity Lien Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of Asset Sales or Casualty Events in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other Parity Lien Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Eldorado may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Parity Lien Debt tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Parity Lien Debt to be purchased on a pro rata basis, amounts tendered into or required to be redeemed or prepaid (with such adjustments as may be deemed appropriate by Eldorado so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be left outstanding). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from Eldorado prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

9. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased

10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

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12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to either Issuer or such Guarantor pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture hereunder of any Holder, to enter into additional or supplemental Security Documents or guarantees or a collateral trust agreement with respect thereto, including the amendment of any security document to reflect or permit the incurrence of additional Parity Lien Debt or Priority Lien Debt that is otherwise permitted under the Indenture, to conform the text of the Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officer’s Certificate to that effect, to release Collateral in accordance with the terms of the Indenture and the Security Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release, termination, discharge of the Collateral that becomes effective as set forth in the Indenture or any of the Security Documents; or to amend the Security Documents as required by the Collateral Trust Agreement.

13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest, if any, on, the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes, (iii) failure by Eldorado or any of its Restricted Subsidiaries to comply with the provisions (including, without limitation, obligations as to the timing or amount of payments made in accordance with such provisions) of Sections 4.15 or 5.01 of the Indenture; (iv) failure by Eldorado or any of its Restricted Subsidiaries for 60 days after notice to Eldorado from the Trustee or to Eldorado and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or in the Security Documents; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Eldorado or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Eldorado or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default: (A) is caused by a failure to pay principal of, premium on, if any, or interest on, if any, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) failure by Eldorado or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, waived, satisfied discharged or stayed, for a period of 60 days; (vii) (A) any security interest created by the Security Documents ceases to be in perfected and in full force and effect (except, in each case, as permitted by the terms of the Indenture or the Security

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Documents) with respect to Collateral having a Fair Market Value in excess of $5.0 million for a period of more than 30 days, or an assertion by Eldorado or any of its Restricted Subsidiaries that any Collateral having a Fair Market Value in excess of $5.0 million is not subject to a valid, perfected security interest (except as permitted by the terms of this Indenture or the Security Documents) for a period of more than 30 days; (B) Eldorado or any of its Restricted Subsidiaries denies or disaffirms any of its material obligations under the Security Documents; or (C) any Security Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with the terms of the relevant Security Documents and this Indenture; (viii) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; (ix) the revocation, termination, suspension or cessation of effectiveness of any Gaming License following exhaustion of all administrative remedies which results in the cessation or suspension of any gaming operations at either Gaming Facility for a period of more than 90 consecutive days that, during the twelve month period ended on the last day of the most recently ended calendar month, accounted for ten percent or more of the consolidated gross revenues (calculated in accordance with GAAP) of Eldorado and its Restricted Subsidiaries on a consolidated basis related to gaming operations (other than the voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of Eldorado both desirable in the conduct of the business of Eldorado and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the holders of Notes or any such revocation, termination, suspension or cessation resulting from a Casualty Event so long as Eldorado and its Restricted Subsidiaries are complying with Section 4.10 of the Indenture; (x) certain events of bankruptcy or insolvency described in this Indenture with respect to Eldorado or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Eldorado, any Restricted Subsidiary of Eldorado that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Eldorado that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase). The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

14. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

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15. NO RECOURSE AGAINST OTHERS. No director, partner, member, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

16. AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

19. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Eldorado will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Eldorado Resorts LLC / Eldorado Capital Corp.

345 N. Virginia Street

Reno, NV 89501

Facsimile:

Attention: Robert M. Jones

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

¬Section 4.10	¬Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY

GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Eldorado Resorts LLC / Eldorado Capital Corp.

345 N. Virginia Street

Reno, NV 89501

[Registrar address block]

Re: 8.625% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of April 15, 2011 (the “Indenture”), among Eldorado Resorts LLC and Eldorado Capital Corp., each as issuer (together, the “Company”), the Guarantors party thereto, U.S. Bank National Association, as trustee and Capital One, N.A., as collateral trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ¨ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ¨ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ¨ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ¨ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ¨ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ¨ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

4. ¨ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ¨ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ¨ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ¨ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ¨ a beneficial interest in the:

(i)	¨ 144A Global Note (CUSIP ), or

(ii)	¨ Regulation S Global Note (CUSIP ), or

(b) ¨ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ¨ a beneficial interest in the:

(i)	¨ 144A Global Note (CUSIP ), or

(ii)	¨ Regulation S Global Note (CUSIP ), or

(iii)	¨ Unrestricted Global Note (CUSIP ); or

(b) ¨ a Restricted Definitive Note; or

(c) ¨ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Eldorado Resorts LLC / Eldorado Capital Corp.

345 N. Virginia Street

Reno, NV 89501

[Registrar address block]

Re: 8.625% Senior Secured Notes due 2019

(CUSIP:             )

Reference is hereby made to the Indenture, dated as of April 15, 2011 (the “Indenture”), among Eldorado Resorts LLC and Eldorado Capital Corp., each as issuer (together, the “Company”), the Guarantors party thereto, U.S. Bank National Association, as trustee and Capital One, N.A., as collateral trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $            in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ¨ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ¨ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ¨ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in

C-1

accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ¨ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ¨ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ¨ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ¨ 144A Global Note, ¨ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 1, 2011 (the “Indenture”), among Eldorado Resorts LLC and Eldorado Capital Corp., each as issuer (together, the “Company”), the Guarantors party thereto, U.S. Bank National Association, as Trustee and Capital One, N.A., as Collateral Trustee, (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Eldorado Resorts LLC (or its permitted successor), a Nevada limited liability company (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein), U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”) and Capital One, N.A., as collateral trustee referred to below.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 1, 2011 providing for the issuance of 8.625% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EXHIBIT E

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

EXHIBIT E

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                             ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

ELDORADO RESORTS LLC

By:
Name:
Title:

ELDORADO CAPITAL CORP.

By:
Name:
Title:

ELDORADO SHREVEPORT #1, LLC

By:
Name:
Title:

ELDORADO SHREVEPORT #2, LLC

By:
Name:
Title:

ELDORADO CASINO SHREVEPORT JOINT VENTURE

By:
Name:
Title:

EXHIBIT E

SHREVEPORT CAPITAL CORPORATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Name:
Title:

CAPITAL ONE, N.A. as Collateral Trustee

By:
Name:
Title:

E-4